UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Trinity Industries, Inc.

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Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207-2401
www.trin.net

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 4, 2009

TO: Trinity Industries, Inc. Stockholders:

Please join us for the 2009 Annual Meeting of Stockholders of Trinity Industries, Inc. The meeting will be held at the principal executive offices of the Company, 2525 Stemmons Freeway, Dallas, Texas 75207, on Monday, May 4, 2009, at 8:30 a.m., Central Daylight Time.

At the meeting, the stockholders will act on the following matters:

(1) Election of ten directors;

(2) Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009; and

(3) Any other matters that may properly come before the meeting.

All stockholders of record at the close of business on March 20, 2009 are entitled to vote at the meeting or any postponement or adjournment of the meeting. A list of the stockholders is available at the Company’s offices in Dallas, Texas.

By Order of the Board of Directors

PAUL M. JOLAS
Deputy General Counsel
and Corporate Secretary

April 1, 2009

YOUR VOTE IS IMPORTANT!

Please vote as promptly as possible by using the internet or telephone or by signing, dating, and returning the enclosed proxy card to the address listed on the card.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 4, 2009:

This Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2008, are available for viewing, printing, and downloading at www.proxydocs.com/trn.

Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207-2401
www.trin.net

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 4, 2009

This Proxy Statement is being mailed on or about April 1, 2009 to the stockholders of Trinity Industries, Inc. (“Trinity” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2525 Stemmons Freeway, Dallas, Texas, on Monday, May 4, 2009, at 8:30 a.m., Central Daylight Time (the “Annual Meeting”), or at any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company’s mailing address is 2525 Stemmons Freeway, Dallas, Texas, 75207.

You may vote in person by attending the meeting, by completing and returning a proxy by mail, or by using the Internet or telephone. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card. To vote your proxy using the Internet or telephone, see the instructions on the proxy form and have the proxy form available when you access the Internet website or place your telephone call.

The named proxies will vote your shares according to your directions. If you sign and return your proxy but do not make any of the selections, the named proxies will vote your shares FOR the election of the ten nominees for Directors as listed below and FOR the ratification of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009. The proxy may be revoked at any time before it is exercised by filing with the Company a written revocation, by executing a proxy bearing a later date or by attending the Annual Meeting and voting in person.

The outstanding voting securities of the Company consist of shares of Common Stock, $1.00 par value per share. The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment thereof, has been established by the Board of Directors as of the close of business on March 20, 2009. At that date, there were outstanding and entitled to vote 78,593,879 shares of Common Stock.

The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.

The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors. The election of directors requires a plurality of the votes cast at the meeting. The ratification of the independent auditors requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. Shares of a stockholder who abstains from voting on any or all proposals will be included for the purpose of determining the presence of a quorum. However, votes withheld with respect to the election of the Company’s directors will not be counted either in favor of or against the election of the nominees. In the case of the other proposal which is being submitted for stockholder approval, an abstention will effectively count as a vote cast against such proposal. Broker non-votes on any matter, as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, will be treated as shares not entitled to vote with respect to that matter. However, such shares will be considered present and entitled to vote for quorum purposes so long as they are entitled to vote on other matters.

CORPORATE GOVERNANCE

The business affairs of Trinity are managed under the direction of the Board of Directors (also referred to in this proxy statement as the “Board”) in accordance with the General Corporation Law of the State of Delaware and the Company’s Certificate of Incorporation and Bylaws. The role of the Board of Directors is to oversee the management of the Company for the benefit of the stockholders. This responsibility includes monitoring senior management’s conduct of the Company’s business operations and affairs; reviewing and approving the Company’s financial objectives, strategies, and plans; evaluating the performance of the chief executive officer and other executive officers; and overseeing the Company’s policies and procedures regarding corporate governance, legal compliance, ethical conduct, and maintenance of financial and accounting controls. The Board of Directors first adopted Corporate Governance Principles in 1998, which are reviewed annually by the Corporate Governance and Directors Nominating Committee and were last amended in December 2007. The Company has a long-standing Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the chief executive officer, the chief financial officer, the principal accounting officer, and the Board of Directors. The Company intends to post any amendments to or waivers from its Code of Business Conduct and Ethics on the Company’s website to the extent applicable to the Company’s chief executive officer, chief financial officer, principal accounting officer, or a director. The Corporate Governance Principles and the Code of Business Conduct and Ethics are available on the Company’s web site at www.trin.net under the heading “Investor Relations/Governance” or in print upon written request to the Corporate Secretary.

The directors hold regular and special meetings, and spend such time on the affairs of the Company as their duties require. During 2008, the Board of Directors held nine meetings. The Board also meets regularly in non-management executive sessions and selects the Presiding Director for the non-management executive sessions. Mr. Jess T. Hay currently serves in that capacity. Mr. Rhys J. Best will commence service as the Presiding Director immediately following the Annual Meeting. In 2008, all directors of the Company attended at least 75% of the meetings of the Board of Directors and the committees on which they served. It is Company policy that each of our directors is expected to attend the Annual Meeting. All of our directors were in attendance at the 2008 Annual Meeting.

Independence of Directors

Pursuant to the New York Stock Exchange (the “NYSE”) listing standards, the Board of Directors has adopted a formal set of Categorical Standards of Director Independence to assist in making its determination with respect to director independence under the NYSE listing standards. The Categorical Standards are available on our website at www.trin.net under the heading “Investor Relations/Governance” or in print upon written request to the Corporate Secretary. The Categorical Standards set forth commercial and charitable relationships that will not be considered to be material relationships that would impair a director’s independence. The Board undertook its annual review of director independence and considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. In making its determination, the Board applied the Categorical Standards. In addition to applying the Categorical Standards, the Board considered transactions between our subsidiaries and subsidiaries of Austin Industries, Inc. for which Mr. Ronald J. Gafford serves as President and Chief Executive Officer. These transactions, which totaled $1,239,548 in 2008 and constituted less than 2% of the consolidated gross revenues of Austin Industries, Inc. in 2008, were made in the ordinary course of business in arms-length transactions and substantially all were determined by competitive bids. The transactions involved the purchase by Austin Industries, Inc. or its subsidiaries from our subsidiaries of concrete, highway products, and steel highway bridge girders. Mr. Gafford did not have a direct pecuniary interest in any of the transactions. The Board also considered that the son-in-law of Mr. Hay is employed by the Company in a non-executive officer capacity. As a result of its review, the Board affirmatively determined that the following directors are independent of the Company and its management under the standards set forth in the Categorical Standards and the listing standards of the NYSE: Rhys J. Best, David W. Biegler, Leldon E. Echols, Ronald J. Gafford, Ronald W. Haddock, Jess T. Hay, Adrian Lajous, and Diana S. Natalicio; and that Timothy R. Wallace is not independent because of his employment as Chairman, Chief Executive Officer, and President of the Company; and that John L. Adams is not independent because of his previous employment with the Company within the three years preceding this proxy statement.

Board Committees

The standing committees of the Board of Directors are the Audit Committee, Human Resources Committee, Corporate Governance and Directors Nominating Committee, and Finance and Risk Management Committee. Each of the committees is governed by a charter, a current copy of which is available on our website at www.trin.net under the heading “Investor Relations/Governance.” A copy of each charter is also available in print to stockholders upon written request to the Corporate Secretary. Mr. Wallace, Chairman, Chief Executive Officer, and President of the Company, does not serve on any Board Committee. Director membership of the committees is identified below.

Corporate
Governance &
			Directors	Finance &
	Audit	Human Resources	Nominating	Risk Management
Director	Committee	Committee	Committee	Committee
John L. Adams				*

Rhys J. Best	*		*	**

David W. Biegler	**		*	*

Leldon E. Echols	*	*

Ronald J. Gafford		*	*

Ronald W. Haddock	*	**

Jess T. Hay		*	**	*

Adrian Lajous	*			*

Diana S. Natalicio		*

*	Member

**	Chair

Audit Committee

The Audit Committee’s function is to oversee the integrity of the Company’s financial statements and related disclosures; the qualifications, independence, and performance of the Company’s independent auditing firm; the performance of the Company’s internal audit function; the Company’s internal accounting and disclosure control systems; and the Company’s procedures for monitoring compliance with its Code of Business Conduct and Ethics. In carrying out its function, the Audit Committee reviews with management, the chief audit executive, and the independent auditors the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent auditors upon the financial condition of the Company and its accounting controls and procedures; reviews with management compliance with corporate policies, compliance programs, internal controls, corporate aircraft usage, summaries of officer travel and entertainment reports; and performs such other matters as the Audit Committee deems appropriate. The Audit Committee also pre-approves all auditing and all allowable non-audit services provided to the Company by the independent auditors. The Audit Committee selects and retains the independent auditors for the Company and approves audit fees. The Audit Committee met seven times during 2008. The Board of Directors has determined that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the listing standards of the NYSE. The Board has determined that Mr. Biegler, Chair of the Audit Committee, Mr. Best, Mr. Echols, and Mr. Haddock are each qualified as an audit committee financial expert within the meaning of SEC regulations.

Finance and Risk Management Committee

The duties of the Finance and Risk Management Committee generally are to periodically review the financial status of the Company; review the Company’s compliance with certain debt instruments that may exist; make recommendations to the Board regarding financings and authorize financings within limits prescribed by the Board; review and assess risk exposure related to the Company’s operations; monitor the funds for the Company’s benefit plans; and review significant acquisitions and dispositions of businesses or assets and authorize such transactions within limits prescribed by the Board. Each of the members of the Finance and Risk Management Committee, except Mr. Adams, is an independent director under the NYSE listing standards. The Committee met five times during 2008.

Corporate Governance and Directors Nominating Committee

The functions of the Corporate Governance and Directors Nominating Committee are to identify and recommend to the Board individuals qualified to be nominated for election to the Board; review the qualifications of the members of each committee (including the independence of directors) to ensure that each committee’s membership meets applicable criteria established by the SEC and NYSE; recommend to the Board the members and Chairperson for each Board committee; periodically review and assess the Company’s Corporate Governance Principles and the Company’s Code of Business Conduct and Ethics and make recommendations for changes thereto to the Board; periodically review the Company’s orientation program for new directors and the Company’s practices for continuing education of existing directors; annually review director compensation and benefits and make recommendations to the Board regarding director compensation and benefits; review, approve, and ratify all transactions with related persons that are required to be disclosed under the rules of the SEC; annually conduct an individual director performance review of each incumbent director; and oversee the annual self-evaluation of the performance of the Board. Each of the members of the Corporate Governance and Directors Nominating Committee is an independent director under the NYSE listing standards. The Corporate Governance and Directors Nominating Committee met three times during 2008.

In performing its annual review of director compensation, the Corporate Governance and Directors Nominating Committee utilizes independent compensation consultants from time to time to assist in making its recommendations to the Board. In 2007, the Company’s Vice President, Human Resources and Shared Services (the “VP of Human Resources”), in consultation with the Chairman of the Corporate Governance and Directors Nominating Committee, prepared a director compensation review of several relevant director compensation studies and a peer group of comparably sized companies. After a review of this report, the Corporate Governance and Directors Nominating Committee recommended, and the Board approved, maintaining the 2007 compensation in 2008. In mid-2008, the Corporate Governance and Directors Nominating Committee retained the services of Hewitt Consulting, a nationally-recognized compensation consulting firm, to provide a comparator group study of Board compensation. After a review of this consultant’s report, the Corporate Governance and Directors Nominating Committee recommended, and the Board approved, revising the director compensation effective September 7, 2008 to increase the Board meeting fee to $2,000 per meeting and to pay each director a fee equal to $2,000 per day for ad hoc or special assignment work performed for and at the request of the Chairman, Chief Executive Officer, and President.

The Corporate Governance and Directors Nominating Committee will consider director candidates recommended to it by stockholders. In considering candidates submitted by stockholders, the Corporate Governance and Directors Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Corporate Governance and Directors Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder, evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership, and a description of all arrangements or understandings regarding the submittal between the stockholder and the recommended candidate; and

•	The name, age, business, and residence addresses of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and the person’s consent to be a director if selected by the Corporate Governance and Directors Nominating Committee, nominated by the Board, and elected by the stockholders.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 2525 Stemmons Freeway, Dallas, Texas 75207 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the date the Company’s proxy statement was released in connection with the previous year’s Annual Meeting of Stockholders.

The Corporate Governance and Directors Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate depth of experience at the policy making level in business, government or education, possess the ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and a willingness to exercise independent judgment, and have an impeccable reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Corporate Governance and Directors Nominating Committee examines a candidate’s time availability, the candidate’s ability to make analytical and probing inquiries, and financial independence to ensure he or she will not be financially dependent on director compensation.

The Corporate Governance and Directors Nominating Committee identifies potential nominees by asking, from time to time, current directors and executive officers for their recommendation of persons meeting the criteria described above who might be available to serve on the Board. The Corporate Governance and Directors Nominating Committee also may engage firms that specialize in identifying director candidates. As described above, the Corporate Governance and Directors Nominating Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Corporate Governance and Directors Nominating Committee as a potential candidate, the Corporate Governance and Directors Nominating Committee makes an initial determination regarding the need for additional Board members to fill vacancies or expand the size of the Board. If the Corporate Governance and Directors Nominating Committee determines that additional consideration is warranted, the Corporate Governance and Directors Nominating Committee will review such information and conduct interviews as it deems necessary in order to fully evaluate each director candidate. In addition to the qualifications of a candidate, the Corporate Governance and Directors Nominating Committee will consider such relevant factors as it deems appropriate, including the current composition of the Board, the evaluations of other prospective nominees, and the need for any required expertise on the Board or one of its committees. The Corporate Governance and Directors Nominating Committee also seeks for the Board to be balanced as to its diversity, experience, skills, and expertise. The Corporate Governance and Directors Nominating Committee’s evaluation process will not vary based on whether or not a candidate is recommended by a stockholder.

Human Resources Committee

The Human Resources Committee (the “HR Committee”) assists the Board of Directors in their fiduciary responsibilities relating to the fair and competitive compensation of the Company’s Chief Executive Officer and other senior executives. The HR Committee also discusses management succession and administers and makes or recommends awards under the Company’s incentive compensation and equity based plans. The HR Committee annually evaluates the leadership and performance of Mr. Wallace, our Chairman, Chief Executive Officer, and President (collectively referred to as the “CEO”). The CEO also provides to the HR Committee his assessment of the performance of his direct reports. The HR Committee also has access to the Company’s key leaders. For 2008, the members of the HR Committee were Messrs. Haddock, Echols, Gafford and Hay and Dr. Natalicio. Each of these members of the HR Committee is an independent director under the NYSE listing standards. The HR Committee met five times during 2008.

The HR Committee annually recommends to the Company’s independent directors the total compensation for the CEO. The independent directors are responsible for approving the CEO’s compensation. The HR Committee reviews and approves compensation for the Chief Financial Officer (the “CFO”) and the other executive officers named in the “Summary Compensation Table.” The CEO, the CFO, and the other executive officers named in the “Summary Compensation Table” are referred to in this proxy statement as the “named executive officers.”

The Role of the Compensation Consultant

The HR Committee hires independent executive compensation consultants to provide an assessment of the Company’s executive compensation program and to perform four key tasks. The consultants review and assist management in the design of the Company’s compensation program. They provide insight into best practices used by other companies. They benchmark the Company’s compensation pay levels with comparator companies and relevant industry surveys. And, they provide input to the HR Committee on the structure and overall competitiveness of the Company’s compensation programs. The HR Committee has found significant benefit from using independent consultants, and as a result, the Company has been able to use best practices and maintain competitive compensation programs.

The HR Committee retained the services of Longnecker and Associates (referred to in this proxy statement as “L&A”), a regionally-recognized compensation consultant firm, as its compensation consultant to assist in providing an independent assessment of the executive compensation program. L&A reported directly to the HR Committee for the purposes of advising it on matters relating to 2007 and 2008 compensation. The services of L&A were used only in conjunction with executive compensation matters. L&A was not retained by the Company for any other purpose.

The HR Committee instructed L&A to provide analyses, insight, and benchmarking information for 2008 on the 25 highest compensated executives to determine whether the compensation packages for these executives were competitive with the market and met the objective of the Company to attract, hire, and retain the best talent. L&A was instructed to:

•	review the total direct compensation (base salary, annual incentive, and long term incentive);

•	confirm that the comparator companies selected by the HR Committee were appropriate for competitive benchmarking; and

•	gather publicly traded comparator company proxy statements and market surveys to ascertain market competitive rates specifically for the named executive officers.

L&A was instructed to benchmark all components of compensation for 2008 as well as to calculate a market median for each position, develop a compensation range using the market median and 75th percentile, and present their findings to the HR Committee.

The HR Committee retained the services of Hewitt Consulting (referred to in this proxy statement as “Hewitt”), a nationally-recognized compensation consulting firm, replacing L&A, as its compensation consultant with respect to the executive compensation program beginning in March 2008. Hewitt provided consulting services on programs such as change in control and was instructed to benchmark all components of executive compensation for 2009 as well as to calculate a market median for each position, develop a compensation range using the market median and 75th percentile, and present their findings to the HR Committee.

The Role of Management

The CEO, the CFO, and the VP of Human Resources work with the HR Committee and the compensation consultant to develop the framework and design the plans for each of the components of compensation. The CEO and CFO recommend the financial performance measurements for the annual incentive awards and the long term performance-based restricted stock awards, subject to HR Committee approval for all named executive officers, except Mr. Wallace. The HR Committee recommends to the independent directors Mr. Wallace’s compensation for their approval. The CFO certifies as to the achievement of these financial performance measures. The VP of Human Resources implements compensation-related policies and procedures and oversees the execution of each plan. The CEO makes recommendations to the HR Committee on compensation for each of the other named executive officers.

The Role of the HR Committee

The HR Committee annually reviews management’s assessment of the performance of the 25 highest paid executives of the Company and its subsidiaries. The review is conducted prior to the year in which any adjustment to base salary, annual incentive or long term incentive becomes effective. Both annual incentives and long term incentives are established as a percent of base salary with threshold, target, and maximum payout levels.

The HR Committee realizes that comparator benchmarking requires certain levels of interpretation due to the complexities associated with executive compensation plans and the evolution of public company compensation disclosures. The HR Committee uses the benchmarking information provided by the compensation consultant as a general guideline and retains the right to make adjustments to compensation levels based on what the HR Committee believes is in the best interests of the Company’s stockholders. The HR Committee uses its judgment and bases its consideration of each executive’s compensation on past and expected future performance in respect to specific financial, strategic, and operating objectives; the scope of each executive’s responsibilities within the Company; the executive’s value to the Company; and a combination of competitive market survey data and proxy statement peer company data that establishes the market ranges against which compensation is benchmarked. The HR Committee also periodically considers the benefits of a supplemental retirement plan as a part of the total compensation of the CEO.

Compensation Committee Interlocks and Insider Participation

Messrs. Echols, Gafford, Haddock, and Hay and Dr. Natalicio served on the HR Committee during the last completed fiscal year. None of the members of the HR Committee has ever served as an executive officer or employee of the Company or any of its subsidiaries. There were no compensation committee interlocks during 2008.

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders and other interested parties by mail. Stockholders and other interested parties may contact any member of the Board, including the Presiding Director, Mr. Hay through May 3, 2009 or Mr. Best commencing May 4, 2009, or the non-management directors as a group, any Board committee or any chair of any such committee. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 2525 Stemmons Freeway, Dallas, Texas 75207.

All communications received as set forth in the preceding paragraph will be opened by the office of our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten members.

Following a recommendation from the Corporate Governance and Directors Nominating Committee, each of the members of the Board of Directors has been nominated by the Board for election at the Annual Meeting to hold office until the later of the next Annual Meeting or the election of their respective successors. The director nominees are John L. Adams, Rhys J. Best, David W. Biegler, Leldon E. Echols, Ronald J. Gafford, Ronald W. Haddock, Jess T. Hay, Adrian Lajous, Diana S. Natalicio, and Timothy R. Wallace. The Board of Directors has determined that all of the director nominees other than Mr. Wallace and Mr. Adams are “independent directors.” Mr. Wallace is our Chairman, Chief Executive Officer, and President, and Mr. Adams served as a non-executive Vice Chairman within the three years preceding this proxy statement. Therefore, the Board of Directors has concluded that neither Mr. Wallace nor Mr. Adams is currently an independent director.

The information provided below is biographical information about each of the nominees.

Nominees

Timothy R. Wallace, 55. Director since 1992. Mr. Wallace has been Chairman, Chief Executive Officer, and President of the Company since 1999.

John L. Adams, 64. Director since 2007. Member of the Finance and Risk Management Committee. Mr. Adams served as Executive Vice President of the Company from January 1999 — June 2005, serving thereafter on a part time basis as Vice Chairman until leaving the employ of the Company to join the Board in March 2007. Since 2007, he has served on several corporate and not-for- profit boards. Mr. Adams is the non-executive Chairman of the Board and a director of Group 1 Automotive, Inc., a company engaged in the ownership and operation of automotive dealerships and collision centers. He also serves on the Audit Committee and is a director of Dr Pepper Snapple Group, Inc., a company that is a leading brand owner, bottler, and distributor of non-alcoholic beverages in the U.S., Canada, and Mexico.

Rhys J. Best, 62. Director since 2005. Chairman of the Finance and Risk Management Committee and member of the Corporate Governance and Directors Nominating Committee and the Audit Committee. Mr. Best served, beginning in 1999, as Chairman, President, and CEO of Lone Star Technologies, Inc., a company engaged in producing and marketing casing, tubing, line pipe, and couplings for the oil and gas, industrial, automotive, and power generation industries. He was also a director of, and remained in these positions with, Lone Star Technologies, Inc., until its acquisition by United States Steel Corporation in June 2007. Mr. Best has been engaged in private investments since 2007. He is also Chairman of Crosstex Energy, L.P., an energy company engaged in the gathering, transmission, treating, processing, and marketing of natural gas and natural gas liquids. He is a member of the board of directors of Cabot Oil & Gas Corporation, a leading North American oil and gas exploration and production company; Austin Industries, Inc., a civil, commercial, and industrial construction company; and McJunkin Red Man Corporation, a company engaged in the distribution of industrial PVF products, serving the refining, chemical, petrochemical, gas distribution and transmission, oil and gas exploration and production, pharmaceutical, and power generation industries.

David W. Biegler, 62. Director since 1992. Chairman of the Audit Committee and member of the Corporate Governance and Directors Nominating Committee and the Finance and Risk Management Committee. Mr. Biegler began serving during 2003 as Chairman of Estrella Energy L.P., a company engaged in the natural gas transportation and processing industry. He retired as Vice Chairman of TXU Corporation at the end of 2001, having served TXU Corporation as President and Chief Operating Officer from 1997 — 2001. Mr. Biegler is also a director of Dynegy Inc., a company engaged in power generation; Southwest Airlines, Inc., a major domestic airline; Animal Health International, a company engaged in selling and distributing animal health products; Austin Industries, Inc., a civil, commercial and industrial construction company; and Guaranty Financial Group Inc., a company conducting consumer and business banking activities.

Leldon E. Echols, 53. Director since 2007. Member of the Audit Committee and the Human Resources Committee. He served as Executive Vice President and Chief Financial Officer of Centex Corporation (“Centex”) from 2000 — 2006 when he retired. Prior to joining Centex, he spent 22 years with Arthur Andersen LLP and served as Managing Partner, Audit Practice for the North Texas, Colorado, and Oklahoma Region from 1997 — 2000. Mr. Echols is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Texas Society of CPAs. Mr. Echols has been engaged in private investments since 2006. He is a member of the Board of Directors and Chairman of the Audit Committee of Crosstex Energy, L.P., an energy company engaged in the gathering, transmission, treating, processing and marketing of natural gas and natural gas liquids and Crosstex Energy, Inc., a company holding partnership interests of Crosstex Energy, L.P. He is also a member of the Board of Directors of Holly Corporation, an independent petroleum refiner; Roofing Supply Group Holdings, Inc., a company engaged in the distribution of roofing and related construction materials; and Colemont Corporation, a company engaged in insurance and reinsurance brokerage and related services.

Ronald J. Gafford, 59. Director since 1999. Member of the Human Resources Committee and the Corporate Governance and Directors Nominating Committee. Mr. Gafford has been President and Chief Executive Officer of Austin Industries, Inc., a civil, commercial, and industrial construction company, since 2001 and Chairman since 2008.

Ronald W. Haddock, 68. Director since 2005. Chairman of the Human Resources Committee and member of the Audit Committee. Mr. Haddock was Chief Executive Officer of FINA, Inc. from December 1989 until his retirement in July 2000. He was also the Executive Chairman, CEO, and director of Prisma Energy International, a power generation, distribution, and natural gas distribution company from August 2003 until its acquisition by Ashmore Energy International Limited. He currently serves as Chairman of the Board of AEI Services, LLC, an international power generator and distributor and natural gas distribution company; Rubicon Offshore International, an offshore oil storage and production well services company; and Safety-Kleen Systems, Inc., an environmental services, oil recycling, and refining company; and is a director of Alon USA Energy, Inc., a petroleum refining and marketing company, and Adea Solutions, Inc., a high-tech personnel and consulting firm.

Jess T. Hay, 78. Director since 1965. Chairman of the Corporate Governance and Directors Nominating Committee and member of the Human Resources Committee and the Finance and Risk Management Committee. Mr. Hay is the retired Chairman and Chief Executive Officer of Lomas Financial Corporation, a diversified financial services company formerly engaged principally in mortgage banking, retail banking, commercial leasing, and real estate lending, and of Lomas Mortgage USA, a mortgage banking institution. He is also Chairman of the Texas Foundation for Higher Education. Mr. Hay is a director of Viad Corp. which is a convention and event services, exhibit design and construction, and travel and recreational services company, and a director of MoneyGram International, Inc. which is a payment services and money transfer business.

Adrian Lajous, 65. Director since December 2006. Member of the Audit Committee and the Finance and Risk Management Committee. Mr. Lajous has been Senior Energy Advisor, McKinsey & Company, a management consulting firm, and President of Petrométrica, SC., an energy consulting company, since 2001. Mr. Lajous served Pemex in several capacities between 1982 and 1999, having served as Director General and CEO from 1994-1999. Mr. Lajous is Chairman of the Oxford Institute for Energy Studies and is a director of Schlumberger, Ltd., an oilfield services company supplying technology, project management, and information solutions to the oil and gas industry; Ternium, S.A., a company engaged in the production and distribution of semi-finished and finished steel products; and Grupo Petroquímico Beta, a private Mexican chemical company.

Diana S. Natalicio, 68. Director since 1996. Member of the Human Resources Committee. Dr. Natalicio has been President of the University of Texas at El Paso since 1988. Dr. Natalicio was appointed by President George H.W. Bush to the Commission on Educational Excellence for Hispanic Americans and by President William J. Clinton to the National Science Board and to the President’s Committee on the Arts and Humanities.

The Board of Directors recommends that you vote FOR all of the Nominees.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009, subject to ratification of stockholders.

The Company has been advised by Ernst & Young that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisors, and consultants.

Ernst & Young, or a predecessor of that firm, has been the auditors of the accounts of the Company each year since 1958. The Company has also been advised that representatives of Ernst & Young will be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm for Fiscal Years 2008 and 2007

The following table presents fees for professional audit services rendered by Ernst & Young for the audits of the Company’s annual financial statements for the years ended December 31, 2008 and 2007, and fees for other services rendered by Ernst & Young during those periods:

	2008	2007

Audit fees	$2,613,400	$2,850,750
Audit-related fees	50,760	53,800
Tax fees	355,544	119,286
All other fees	—	—

Services rendered by Ernst & Young in connection with fees presented above were as follows:

Audit Fees

In fiscal years 2008 and 2007, audit fees includes fees associated with the annual audit of the Company’s financial statements, the assessment of the Company’s internal control over financial reporting as integrated with the annual audit of the Company’s financial statements, the quarterly reviews of the financial statements included in the Company’s Form 10-Q filings, statutory audits in Mexico and Europe, and consents included in other SEC filings.

Audit-Related Fees

Audit-related fees include fees for employee benefit plan audits, use of online research tools, and certain compliance audits.

Tax Fees

Tax fees in fiscal years 2008 and 2007 include fees for tax advice, tax planning, and tax return review.

All Other Fees

There were no fees for other services not included above.

The Audit Committee pre-approves all audit and permissible non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by Ernst & Young. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee. Pursuant to this delegation, the Chair must report any pre-approval decision by him to the Audit Committee at its first meeting after the pre-approval was obtained. Under this policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular services or category of services and includes an anticipated budget.

Report of the Audit Committee

We are a standing committee comprised of independent directors as “independence” is currently defined by SEC regulations and the applicable listing standards of the NYSE. Our Board of Directors has determined that four of the members of the Audit Committee are “audit committee financial experts” as defined by applicable SEC rules. We operate under a written charter adopted by our Board of Directors. A copy of the charter is available free of charge on our website at www.trin.net under the heading “Investor Relations/Governance” or by writing to Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas 75207 c/o Corporate Secretary.

We annually select the Company’s independent auditors. That recommendation is subject to ratification by the Company’s stockholders.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. As provided in our charter, our responsibilities include the monitoring and oversight of these processes.

Consistent with our charter responsibilities, we have met and held discussions with management and the independent auditors. In this context, management and the independent auditors represented to us that the Company’s consolidated financial statements for the fiscal year ended December 31, 2008 were prepared in accordance with U.S. generally accepted accounting principles. We reviewed and discussed the consolidated financial statements with management and the independent auditors and discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

The Company’s independent auditors have also provided to us the written disclosures and the letter required by applicable requirements of The Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee, and we discussed with the independent auditors that firm’s independence. We also considered whether the provision of non-audit services is compatible with maintaining the independent auditors’ independence and concluded that such services have not impaired the auditors’ independence.

Based upon our reviews and discussions with management and the independent auditors and our review of the representation of management and the report of the independent auditors to the Audit Committee, we recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

Audit Committee

David W. Biegler, Chairman
Rhys J. Best
Leldon E. Echols
Ronald W. Haddock
Adrian Lajous

The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Company’s long term strategic corporate vision is to become a premier multi-industry growth company that provides superior value to our stockholders. The Company’s executive compensation program is designed to facilitate and motivate its executives to conduct an orderly transition from a highly successful diversified industrial cyclical company into a premier multi-industry growth company.

Objectives of our Compensation Program

The HR Committee’s primary objectives for the Company’s executive compensation program are to:

•	attract, motivate, and retain the key executives needed to enhance the profitability of the Company;

•	encourage the highest level of performance and accountability for the overall success of the Company;

•	provide an incentive for long term value creation for our stockholders;

•	align compensation with short term and long term business objectives and strategies, financial targets, and the core values of the Company; and

•	align compensation as appropriate with the cyclical nature of the Company’s businesses.

Design of our Compensation Program

Our compensation program is intended to reinforce the importance of performance and accountability at both the individual and corporate achievement levels. Our compensation program is designed to:

•	provide a reasonable balance between short term and long term compensation;

•	provide a reasonable mix of fixed and incentive-based compensation;

•	retain key executives through the cycles of our businesses;

•	be competitive with our compensation comparator company group;

•	use equity-based awards, stock ownership guidelines, and annual incentives that are linked to stockholder value; and

•	be transparent and easy to understand.

Components of Compensation

The executive compensation program has four key components:

•	base salary;

•	an executive perquisites payment;

•	annual incentive plans designed to focus on short term performance; and

•	long term incentive plans designed to encourage executives to promote the Company’s position as a premier multi-industry growth company.

Business Plan and Operational Performance Linkage

Each year management prepares a strategic review of the Company’s businesses as well as the Company as a whole. The Company’s strategies are linked to the corporate vision and provide a multi-year projection of financial results, including fully diluted earnings per share (referred to as “EPS”) and return on equity (referred to as “ROE”). This business plan is reviewed and discussed annually with the Board of Directors. Following its discussions with the Board on the business plan, management prepares operational plans and budgets that provide specific performance measurements and goals required to achieve the strategies for the next year. The Company’s budgets are reviewed and approved annually by the Board of Directors.

Executive incentive target goals are linked to the Company’s business plans and budget. Threshold, target, and maximum level performance goals are established for the performance-based long term incentive compensation plan. These performance-based long term incentive compensation financial goals are a means of encouraging management to focus on initiatives that maximize stockholder return over the long term. The HR Committee uses the Board-approved annual budget as a guideline when establishing the financial performance goals for the annual incentive compensation plan. These annual incentive compensation financial goals are used to encourage management to focus resources on key short term earnings objectives.

The Company notes that the performance goals are part of the Company’s incentive program and do not correspond to any financial guidance that the Company has provided to the investment community for 2009 or that the Company will provide for future years and should not be considered as statements of the Company’s expectations or estimates.

The Named Executive Officers

The Board of Directors has delegated to the HR Committee oversight of our executive compensation program. The HR Committee reviews and recommends to the independent directors the compensation for the CEO. The independent directors approve the CEO’s compensation. The HR Committee reviews and approves the compensation of the CFO and the other named executive officers. The five named executive officers for 2008 were:

•	Timothy R. Wallace, Chairman, Chief Executive Officer, and President

•	William A. McWhirter, Senior Vice President and Chief Financial Officer

•	Mark W. Stiles, Senior Vice President and Group President

•	D. Stephen Menzies, Senior Vice President and Group President

•	S. Theis Rice, Vice President and Chief Legal Officer

Competitive Analysis through Benchmarking

One of the HR Committee’s primary objectives related to the executive compensation program is to “attract, motivate, and retain” the key executives needed to enhance the profitability of the Company. To this end, the HR Committee directs its compensation consultant to perform a total compensation study and include benchmarking information on each of the named executive officers. During 2007, the HR Committee retained Longnecker & Associates (referred to as “L&A”) as its compensation consultant to provide guidance for setting 2008 base salaries, annual incentive compensation, and long term incentive compensation for executives.

The benchmarks for the 50th percentile (market median) and 75th percentile were a combination of comparator company proxy statement data (referred to as “comparator companies”) and market survey data. The HR Committee selected comparator companies to benchmark based on criteria that included:

•	industry (manufacturing and industrial);

•	size (based on revenues, assets, market capitalization, and total number of employees);

•	competitiveness (companies that potentially compete with the Company for executive talent); and

•	comparable executive positions (companies with executive positions with similar breadth, complexity, and scope of responsibility).

The comparator companies for each of the named executive officers for their 2008 compensation is shown in Table 1 and represent companies whose revenues are within a range of +50% and -50% of Trinity’s 2007 revenue of $3.8 billion or assets with values of +50% and -50% of the asset valuation of Trinity. Additionally, for its proxy analysis, L&A included only comparator companies that filed in the new proxy format to keep the analysis as consistent as possible.

Table 1 — Comparator Companies Used for Proxy Statement Data by Named Executive Officer

Position Benchmarked	CEO	CFO/SVP	EVP/SVP	EVP/SVP	VP/CLO
Comparator Companies	Timothy R. Wallace	William A. McWhirter	Mark W. Stiles	D. Stephen Menzies	S. Theis Rice
AMETEK, Inc.	X	X	X	X
Briggs & Stratton Corporation	X	X
Carlisle Companies Incorporated	X	X	X	X
Carpenter Technology Corporation	X	X	X	X	X
Chicago Bridge & Iron Company N.V.	X	X	X	X
Crane Co.	X	X	X	X	X
Flowserve Corporation	X	X	X	X	X
Harsco Corporation	X	X	X	X	X
Kennametal Inc.	X	X	X	X
Leggett & Platt, Incorporated	X	X	X	X
Lennox International Inc.	X	X	X	X
Roper Industries, Inc.	X	X	X	X
Teleflex Incorporated	X	X	X	X
Terex Corporation	X	X	X	X	X
The Manitowoc Company	X	X	X	X
The Stanley Works	X	X	X	X
The Timken Company	X	X	X	X
Worthington Industries, Inc.	X	X
Total Comparator Companies	18	18	16	16	5

As noted in Table 1, Mr. Wallace and Mr. McWhirter were benchmarked against all 18 comparator companies. Mr. Stiles and Mr. Menzies were benchmarked against 16 of the 18 comparator companies and were not benchmarked against Briggs & Stratton Corporation or Worthington Industries, Inc. because they did not report comparable operations positions. Mr. Stiles and Mr. Menzies were benchmarked against 23 companies, seven of which were not included in our primary comparator group (American Standard Companies, Ball Corporation, Burlington Northern Santa Fe Corporation, Dover Corporation, Eaton Corporation, Ingersoll-Rand Company Limited and ITT Corporation) to capture and include directly applicable industry specific companies for their lines of business. Mr. Rice’s position was benchmarked against five comparator companies because the position of Chief Legal Officer was not included in the named executive officer disclosure of the other comparator companies.

In addition to the comparator company proxy statement data, comparator company comparison data for base salary, cash annual incentives and long term incentives was obtained from a combination of the following published survey sources — Economic Research Institute, 2007 ERI Executive Compensation Assessor (“ERI”); Watson Wyatt, 2007/2008 Top Management Compensation — Industry Report (“Watson Wyatt”); William Mercer, 2007 Executive Compensation Survey (“Mercer”) and Hewitt, TCM Online Executive, United States 2007 Survey (“Hewitt TCM”). All the named executive officers were compared to the four surveys. Base salary data from the ERI survey reflected the Industrial Machinery and Equipment industry using revenue ranges based on the specific named executive officer’s responsibility and corporate or business unit revenue. Data for all components of pay from the Watson Wyatt Survey reflected the Durable Goods Manufacturing industry for companies with revenues similar to the Company. The Mercer survey cash compensation data represented the Manufacturing industry with companies with revenues ranging from $2 billion to $5 billion. Finally, the Hewitt TCM survey data for all components of pay reflected revenue ranges based on corporate revenue ($1.9 billion to $5.7 billion) or business unit revenue as applicable.

Based on the 2007/2008 WorldatWork Total Salary Increase Budget Survey, all published survey and proxy data was time-adjusted to January 1, 2008 using the survey recommended annual adjustment factor of 4.0%.

After determining the most appropriate job match for each published survey and identifying the appropriate proxy company comparator group for each named executive officer position, L&A conducted its analysis for each component of pay. L&A benchmarked the market using a combination of comparator company proxy data and published industry survey data. L&A then met with management, including the CEO, to obtain its views on the similarities and differences in responsibilities between the Trinity positions and those in the comparator group that may affect the level of compensation. After this discussion with management and reviewing the data from the comparator groups, L&A provided a competitive market value range recommendation for each executive position. L&A’s recommendations on market value ranges, along with the CEO’s compensation recommendations for each named executive officer other than himself, were presented to the HR Committee.

The following discussion should be read in conjunction with the “Summary Compensation Table” and related tables and narrative disclosure that follows the tables which set forth the compensation of our CEO and the other named executive officers.

Total Target Compensation Overview

The HR Committee bases its consideration of each named executive officer’s compensation on:

•	past and expected future performance in respect to specific financial, strategic, and operating objectives;

•	the scope of each executive’s responsibilities within the Company;

•	the executive’s value to the Company; and

•	a combination of competitive market survey data and comparator company proxy data that establishes the market ranges against which compensation is benchmarked.

The HR Committee realizes that comparator benchmarking requires certain levels of interpretation due to the potential differences in position scope, the complexities associated with executive compensation plans, and the evolution of public company compensation disclosures. The HR Committee used the benchmarking information provided by L&A as a general guideline and retains the right to make adjustments to compensation levels based on what the HR Committee believes is in the best interests of the Company’s stockholders.

The HR Committee generally targets total compensation for the named executive officers to be between the 50th and 75th percentile of compensation paid to executives in similar positions at companies comprised of both the comparator company proxy group and survey data. The HR Committee develops the total compensation amounts using the criteria above and the percentile targets as general guidelines. Total compensation targets may be set closer to the market 50th percentile if named executive officers are in the early stages of their careers or relatively new to their current positions. Total compensation targets may be set closer to the market 75th percentile if named executive officers are seasoned executives with seniority in their roles at the Company or have extensive work experience in similar positions at other companies which the Company has determined provides additional value to the Company.

Based on its review of benchmark and tally sheet information and data, together with input from management, the HR Committee determined that no adjustments were needed for 2008 other than a base pay increase for Mr. Rice who was not a named executive officer in 2007.

While there is no pre-established policy or target for the allocation between short term and long term, or fixed and incentive-based compensation, the aggregate results of the Company’s compensation and benefits program for named executive officers have generally reflected the following:

Short term compensation versus long term compensation

A named executive officer’s short term compensation is normally paid in cash and consists of three primary components:

•	base salary;

•	annual incentive compensation; and

•	an executive perquisite payment.

A named executive officer’s short term compensation (the sum of the short term components listed above) generally falls within a range of 40% to 60% of the aggregate of short term compensation and long term compensation described below.

A named executive officer’s long term compensation consists of three primary components:

•	retirement benefits;

•	deferred compensation; and

•	annual long term incentive compensation that is typically paid with equity awards.

A named executive officer’s long term compensation (the sum of the long term components listed above) generally falls within a range of 40% to 60% of the aggregate of long term compensation and short term compensation described above.

Fixed versus incentive-based compensation

The Company’s objectives include encouraging the highest level of performance and accountability for the overall success of the Company and providing an incentive for long term value creation for our stockholders. The incentive-based compensation component is based on achievement of measurable goals or has vesting requirements that may or may not be achieved. The named executive officer’s incentive-based compensation includes the following components:

•	annual incentives typically paid in cash; and

•	long term incentives typically paid through equity awards.

Incentive-based target compensation is within a range of 60% to 80% of a named executive officer’s total target compensation. The percentage of compensation that is incentive-based increases as a named executive officer’s scope of responsibilities increases. As Chairman, Chief Executive Officer, and President of the Company, Mr. Wallace has a unique and greater set of responsibilities as compared to the other named executive officers, including having ultimate responsibility for the overall success of the Company. As a result, he has the highest percentage of incentive-based compensation.

Elements of Compensation

Set forth below are the elements of compensation, how these elements were applied to each named executive officer, and the analysis of why such amounts were paid or set.

Base Salary

Base salary is intended to provide a consistent level of pay that appropriately and fairly compensates the executive for the scope of responsibility for the position and enables the Company to achieve its objectives of attracting, motivating, and retaining key executives. The HR Committee targets the 50th percentile of the market (the market median) as a starting point for discussions pertaining to an executive’s base salary. After evaluating the benchmark data, the CEO discusses with the HR Committee his evaluation of each named executive officer’s performance for the past year; specific achievements he believes should be highlighted; changes in scope or complexity of responsibility that have occurred or will occur in the next year; operating results; organizational improvements; expected future performance; and relative pay equity among the named executive officers.

Benchmarking Analysis

For each named executive officer, L&A determined an overall 50th percentile (market median) and 75th percentile by equally weighting the data from the relevant data sources and proxy statement data from the comparator companies. The data from published surveys and proxy statements were averaged to arrive at an overall benchmark for base pay. The base salary of each named executive officer for 2008 as compared to the percentage above or below the 50th and 75th percentiles is set forth in Table 2.

Table 2 — Base Salary Benchmarking

Named Executive Officer	Base Salary	50th Percentile(1)	75th Percentile(1)
Timothy R. Wallace	$950,000	3% above	8% below

William A. McWhirter	$425,000	2% above	12% below

Mark W. Stiles	$520,000	20% above	1% below

D. Stephen Menzies	$520,000	18% above	2% below

S. Theis Rice	$365,000	9% above	7% below

(1)	Indicates the position of the Company’s 2008 base salary as compared to the market 50th and 75th percentiles using the following formulas: The Company 2008 base salary dollar amount divided by 2008 market 50th percentile dollar amount and the Company 2008 base salary dollar amount divided by 2008 market 75th percentile dollar amount.

Base Salary Results

The base salaries for 2008 for the named executive officers can be found in the “Summary Compensation Table.” The base salary of all of the named executive officers was within the compensation range established for each position. The 2008 base salaries for Messrs. Wallace, McWhirter, Stiles and Menzies (named executive officers in 2007 and 2008) were not increased from their applicable base salaries at their request. Mr. Wallace’s base salary has remained the same since 2006 at his request which was approved by the independent directors. Mr. Rice’s base salary was increased by 4.3% effective January 2008 to recognize his performance. Mr. Rice was not a named executive officer in 2007.

Executive Perquisite Allowance

The Executive Perquisite Allowance replaces traditional benefits for executives such as country, health, dinner, luncheon or airport club dues, and fees and expenses incurred in financial planning and income tax preparation. Currently the Executive Perquisite Allowance is 10% of base salary for the named executive officers. The level of perquisites is tied to the Company’s earnings for the previous year. The HR Committee can modify the percentage based on the Company’s performance for the previous year or any other circumstance. Each named executive officer is required to use $6,000 of the amount received under the Executive Perquisite Allowance to maintain a four-door sedan, including insurance and other maintenance, and to forego reimbursement for the first 10,000 business miles annually. In 2008, the Executive Perquisite Allowance did not reimburse any named executive officer for mileage in excess of 10,000 miles.

Additional information on the value of perquisites offered to each named executive officer in 2008 can be found in the footnotes and narrative disclosure pertaining to the “Summary Compensation Table.”

Other Compensation

Mr. Menzies’s commuting expenses in 2008 and 2009 are subject to reimbursement by the Company up to $50,000 per year and a gross up for applicable federal taxes. After 2009, the Company will not provide any reimbursement to Mr. Menzies for commuting expenses. Mr. Menzies’s 2007 commuting expenses of $41,276 were grossed up by $23,674 for applicable taxes. Mr. Menzies’s 2008 commuting expenses of $42,579 were grossed up by $24,422 for applicable taxes.

Annual Incentive Compensation

Our Annual Incentive Program (referred to as “AIP”) is an integral component of our compensation program. It is designed to link and reinforce our executive decision-making and performance with the annual goals of the Company as well as ensure the highest level of accountability for the overall success of the Company. Since annual incentive compensation (referred to as “AIC”) comprised between 35% and 40% of a named executive officer’s total target compensation package for 2008, this portion of our compensation program provides significant motivation for the named executive officers to achieve the performance goals pre-established by the HR Committee.

AIC levels are expressed as a percentage of base salary. The Company establishes AIC threshold, target, and maximum levels for each named executive officer. AIC is normally paid out in cash because it is an award that recognizes current performance.

Benchmarking Annual Incentive Compensation

AIC payouts are tied to the performance of the Company as well as an individual’s performance. To determine competitive market benchmarks for AIC targets, L&A used published survey data from the Wyatt, Mercer, and Hewitt TCM surveys. Based on the benchmark data, the AIC target levels for Messrs. Wallace, McWhirter, Stiles and Menzies fell below the 50th percentile. The AIC target level for Mr. Rice fell between the 50th and 75th percentile. The AIC target levels for each named executive officer for 2008 as compared to the percentage above or below the 50th and 75th percentiles is set forth in Table 3.

Table 3 — Annual Incentive Compensation Targets for Named Executive Officers

	AIC Target
Named Executive Officer	(% of Base Salary)	50th Percentile(1)	75th Percentile(1)
Timothy R. Wallace	90%	17% below	50% below

William A. McWhirter	60%	16% below	45% below

Mark W. Stiles	60%	8% below	43% below

D. Stephen Menzies	60%	10% below	43% below

S. Theis Rice	50%	11% above	29% below

(1)	Indicates the position of the Company’s 2008 AIC target dollar value as compared to the market 50th and 75th percentiles using the following formulas: The Company’s 2008 AIC target dollar value divided by 2008 market 50th percentile AIC target dollar value and the Company’s 2008 AIC target dollar value divided by 2008 market 75th percentile AIC target dollar value.

Establishing Annual Incentive Payout Levels

The HR Committee establishes performance payout levels for the components of the AIC consisting of threshold, target, maximum, and Exceptional Performance Incentive Program (“EPIP”). EPIP is an amount that could be earned by the named executive officers above their normal maximum. EPIP is used to focus management on maximizing improvement of EPS. A named executive officer will not receive any AIC until the threshold performance goal is met or surpassed. The actual amount of AIC awarded is commensurate with the financial performance achievements and is prorated between the threshold level and EPIP level.

The HR Committee may adjust, from year to year, the performance criteria or other elements of an executive’s AIP. The HR Committee may elect to provide the named executive officers and other select key executives with the opportunity to earn additional AIC for achievement of measurable Company-based financial results beyond the normal cap placed on the AIC payout. The Company’s AIP may contain elements designed to focus management on other performance criteria.

The HR Committee established the AIC target levels and AIC maximum levels after considering the benchmark data provided by L&A. The HR Committee retains the exclusive right to modify the level of participation for the AIP if an executive’s responsibilities change significantly and to reduce a named executive officer’s AIC on a discretionary basis for failing to meet normal job performance expectations.

Setting 2008 Annual Incentive Compensation Performance Goals

The HR Committee determined that the best short term performance metric for the Company’s AIP was EPS. The EPS goals were set above the goals established for 2007 by 5.3% at threshold, 8.0% at target, and 5.9% at maximum based on expected improvements from 2007. The range between threshold and maximum performance was recommended by management to the HR Committee and approved by the HR Committee. At the time the performance goals were implemented, this performance goal range reflected the appropriate potential challenges and opportunities associated with the Company’s 2008 budget. In addition, to encourage management to stretch for significant earnings improvement, the EPIP level was established at 5.4% above the 2007 EPIP level. Based on the recommendations of the HR Committee, the goals for Mr. Wallace were approved by the independent directors.

The 2008 threshold, target, maximum, and EPIP levels for percentage of salary and performance goals are set forth in Table 4.

Table 4 — 2008 Annual Incentive Compensation Performance Goals

	Base Salary	Threshold(1)	Target(2)	Maximum(2)	EPIP
Financial Measurement: Company EPS		$3.00	$3.38	$3.60	$3.93

Timothy R. Wallace	$950,000	$427,500	$855,000	$1,710,000	$2,280,000

% of base salary earned at each level		45%	90%	180%	240%

William A. McWhirter	$425,000	$127,500	$255,000	$510,000	$765,000

% of base salary earned at each level		30%	60%	120%	180%

Mark W. Stiles	$520,000	$156,000	$312,000	$624,000	$936,000

% of base salary earned at each level		30%	60%	120%	180%

D. Stephen Menzies	$520,000	$156,000	$312,000	$624,000	$936,000

% of base salary earned at each level		30%	60%	120%	180%

S. Theis Rice	$365,000	$91,250	$182,500	$319,375	$538,375

% of base salary earned at each level		25%	50%	87.5%	147.5%

(1)	Threshold is set at 50% of a named executive officer’s AIC target as a reasonable amount of compensation for achieving the financial goals for threshold.

(2)	The AIC target and maximum levels are based on benchmark data, as previously discussed.

2008 Financial Results and Payout

The HR Committee reviews and approves AIP awards after the Company’s annual financial results have been audited. For 2008, the AIP target was equal to Company EPS of $3.38 and the AIP maximum was equal to Company EPS of $3.60. The 2008 AIP payout was based on Company EPS of $3.59. Although the Company’s financial performance for 2008 was comparable to the Company’s financial performance in 2007, the AIP awards for 2008 were less than the payouts for the 2007 AIP awards because the 2008 target and maximum goals for the AIP awards were higher than the 2007 target and maximum goals for the AIP awards by 8% and 6%, respectively. Since the calculation of AIC exceeded the target level but was slightly less than the maximum level, the amount of 2008 AIP awards paid to the named executive officers for the Company’s EPS results was prorated accordingly. The HR

Committee did not exercise any negative discretion in the 2008 incentive payouts. See the “Summary Compensation Table” for the actual payments for 2008.

The Board, upon the recommendation of the HR Committee, determined that commencing with the 2009 AIP, the EPIP performance goal and payout level will be eliminated.

Long Term Incentive Compensation

Long term incentives (referred to as “LTI”) are a key part of our executive compensation package and are provided through the stockholder-approved stock option and incentive plan. Their overarching purpose is to:

•	attract, develop, and retain strong management through stock ownership;

•	align employee interests with those of the Company’s stockholders;

•	encourage key employees to look beyond the annual planning horizon for ways to improve the Company, strategically position its businesses, and profitably grow earnings; and

•	assist the Company’s successful transition to a multi-industry growth company from a cyclical industrial company.

The HR Committee annually establishes a LTI compensation target as a percentage of base salary and uses that target to compute the total target value of equity that can be granted to an executive. Due to the cyclical nature of the Company’s businesses, the HR Committee directed management to calculate the value of an executive’s equity grant based on the one-year average stock price.

The Company has a multi-year performance-based LTI program. An executive’s target grant can be composed of three types of long term incentives: (1) performance-based restricted stock; (2) time-based restricted stock; and (3) stock options.

Ratio of Restricted Stock Grant Awards

The HR Committee establishes guidelines for the ratio that it expects to award through restricted stock grants. The Company’s named executive officers can earn 60% of their LTI target compensation in the form of performance-based restricted stock and 40% in the form of time-based restricted stock for 2008 and 2009. During 2010 and 2011, the named executive officers can earn up to 75% of their LTI target compensation in the form of performance-based restricted stock and 25% in the form of time-based restricted stock. Due to the uncertain global economic conditions, the 2012 long term incentive target levels for performance-based restricted stock were not set and when established, will be based on a performance period that would qualify for tax deductibility under Internal Revenue Code of 1986, as amended (the “Code”) Section 162(m). The performance period will be considered at a future HR Committee meeting.

	Performance-Based	Time-Based
	Restricted Stock	Restricted Stock
	% of LTI Compensation	% of LTI Compensation
Grant Year	Target Level	Target Level	Measurement Period
2008	60%	40%	2006 and 2007

2009	60%	40%	2006 – 08

2010	75%	25%	2007 – 09

2011	75%	25%	2008 – 10

The HR Committee’s practice is to make the awards on the date of the Company’s Annual Meeting of Stockholders, which is after the first quarter financial results have been disclosed. Prior to making the awards, the HR Committee confirms there is no pending undisclosed material information.

Performance-Based LTI Program

During 2006, the Company began to phase in a three-year performance-based restricted stock program to align compensation with our long term business vision, objectives, and strategies. The performance-based program is contingent on the achievement of a three-year performance measurement that is based on cumulative EPS and average ROE.

Each year management prepares a multi-year business plan which provides a projection of financial results, including EPS and ROE. The plan is reviewed annually with the Board of Directors, which in turn influences the establishment of the long term goals and objectives for each of the business units within the Company and for the Company itself.

The HR Committee relies heavily on the Board of Directors approved multi-year business plan when establishing the target level performance goals for the performance-based LTI compensation plan. The LTI program is linked to the strategic objectives of the Company. These financial goals are a means of recognizing and compensating management for the ability to identify a sound business plan for the business units and the Company that maximizes stockholder return over the long term. The performance-based LTI compensation threshold level and target level performance goals for all named executive officers and the cumulative Company EPS and average ROE for the specified measurement periods are shown in Table 5.

The Company notes that the performance goals are part of the Company’s incentive program and do not correspond to any financial guidance that the Company has provided to the investment community for 2009 or that the Company will provide for future years and should not be considered as statements of the Company’s expectations or estimates.

Table 5 — Performance-Based LTI Compensation Threshold and Target Levels

Earnings Per Share Portion

Date Target	Performance-Based	Cumulative	EPS LTI	EPS LTI
Established	LTI Compensation	Measurement Period	Threshold	Target
January 2006	Grant Awarded in May 2008	Total of 2006 and 2007	$2.67	$3.82

January 2006	Grant To Be Awarded in May 2009	Total of 2006, 2007 and 2008	$4.63	$6.61

January 2007	Grant To Be Awarded in May 2010	Total of 2007, 2008 and 2009	$7.18	$10.25

January 2008	Grant To Be Awarded in May 2011	Total of 2008, 2009 and 2010	$8.66	$12.37

Return on Equity Portion

Date Target	Performance-Based	Cumulative	ROE LTI	ROE LTI
Established	LTI Compensation	Measurement Period	Threshold	Target
January 2006	Grant Awarded in May 2008	Average of 2006 and 2007	9.04%	11.30%

January 2006	Grant To Be Awarded in May 2009	Average of 2006, 2007 and 2008	9.89%	12.37%

January 2007	Grant To Be Awarded in May 2010	Average of 2007, 2008 and 2009	12.43%	15.53%

January 2008	Grant To Be Awarded in May 2011	Average of 2008, 2009 and 2010	12.96%	16.20%

If the specified performance goals are achieved, the HR Committee anticipates paying to each of the named executive officers the corresponding amount of performance-based restricted stock. However, for grants made through 2009, the HR Committee may reduce the amount of the award even if the performance goals are achieved, by exercising its own discretion, and has not limited the circumstances in which it may exercise such negative discretion. Beginning with grants made in 2010, the HR Committee has determined that it will not retain discretion to reduce performance-based awards earned up to the target level.

Time-Based Restricted Stock Grants

Time-based restricted stock is also an important form of compensation. The HR Committee awards time-based restricted stock to executives as a means for retaining, motivating, and rewarding an executive.

For 2008, after a review of the named executive officers’ contributions to the long term value of the Company and the financial performance of the Company for the prior year and based on Mr. Wallace’s recommendation, the HR Committee awarded Messrs. McWhirter, Stiles, and Menzies 13%, 6%, and 19%, respectively, of their LTI compensation as time-based restricted stock. These time-based restricted stock grants vest in five equal annual installments beginning on May 15th following the first anniversary of the grant.

In January 2008, upon the successful completion of Mr. McWhirter’s third year as the Company’s CFO, the HR Committee made a special award of 15,000 restricted shares. These shares vest on the earlier of (i) age 65, (ii) when Mr. McWhirter’s age plus years of vested service equal 80, (iii) death, disability or change in control, or (iv) consent of the HR Committee after three years from the date of grant. The HR Committee granted the shares to increase Mr. McWhirter’s equity ownership and to recognize his contributions to the Company during his third year as CFO. Additionally, the extended time-vesting represents an economical method for the Company to provide an incentive for Mr. McWhirter to remain with the Company as well as to supplement his retirement as Mr. McWhirter is not a participant in the Company’s Supplemental Retirement Plan. Mr. McWhirter is entitled to receive dividends on the restricted stock and to vote the shares during the restricted period.

Stock Options

On December 10, 2008, the Board of Directors granted stock options to the named executive officers and the other key employees who were previously eligible for the EPIP program which was eliminated for 2009. As a result of eliminating the future opportunity for the named executive officers and the other key employees to earn short-term cash compensation above the maximum payout level pursuant to the EPIP, the Board of Directors granted stock options that vest on May 15, 2012 or earlier in the event of death, disability, retirement, or change in control and were granted with an exercise price equal to 110% of the Company’s closing stock price on the date of grant, or $16.24 per share. See “Grants of Plan-Based Awards Table” for information on the grants to the named executive officers. Stock options awarded to the named executive officers are also included in the “Summary Compensation Table” under the column headed “Option Awards.” The cost of stock options is amortized in accordance with “Statement of Financial Accounting Standard No. 123R Share-Based Payments” (“SFAS 123R”).

Benchmarking LTI Compensation Targets

For each named executive officer, L&A determined a competitive market LTI value. This value was based on the average of the relevant survey data and proxy statement 50th percentile data. The HR Committee approved the LTI compensation target levels for all of the named executive officers for 2008, except for Mr. Wallace, whose target levels were approved by the independent directors. The LTI compensation target levels were set at 275% of the CEO’s base salary and 150% of base salary for Messrs. McWhirter, Stiles, and Menzies. Mr. Rice’s LTI target level was set at 100% of base salary. All named executive officer LTI compensation target levels were below the 50th percentile. Mr. Wallace’s LTI compensation target was 18% below the 50th percentile. Mr. McWhirter’s LTI compensation target was 33% below the 50th percentile. Messrs. Stiles and Menzies’ LTI compensation targets were 17% and 18%, respectively, below the 50th percentile. Mr. Rice’s LTI compensation target was 45% below the 50th percentile.

The LTI compensation target levels are below the 50th percentile due to the fact that the Company’s LTI plan is based on multiple years. The HR Committee is closely monitoring the benchmarking process during the interim transition period but does not plan to make any adjustments until the grants are based on the three year performance windows. The HR Committee believes these targets are currently sufficient in size to motivate the executives and are in the best interest of the stockholders and that the size of the grant provides the named executive officers sufficient compensation.

Performance-Based Restricted Stock Award Calculation Method

For awards of performance-based restricted stock to be made through 2010, the HR Committee will consider awarding the performance-based grants if the Company achieves its pre-established performance goals set forth in Table 5. The calculation of this performance-based LTI compensation is determined by the cumulative result of weighting the Company’s EPS at 70% and the Company’s ROE at 30%. The payout of performance-based LTI compensation by level is as follows:

•	If threshold level is achieved, a named executive officer can receive 40% of the target level. No awards are made if threshold is not met.

•	If target level is achieved, a named executive officer can receive 100% of his LTI compensation target.

•	If maximum level is achieved, a named executive officer can receive up to 200% of his LTI compensation target.

The actual amount of performance-based LTI compensation awarded is commensurate with the EPS and ROE achievements and proportionate to the performance achieved between threshold level and maximum level.

For awards of performance-based restricted stock to be made in 2011, the HR Committee approved setting the financial goals at 70% of the weighting relating to the Company’s EPS and 30% of the weighting relating to the Company’s ROE based on a combination of the most recent 2008 budget and multi-year business plan. The equity grants to be made in 2011 will still be based on a three-year period. However, the calculation of the payouts has been simplified by establishing stand-alone formulas for EPS and ROE. The EPS and ROE financial goals will be considered individually. The amount a named executive officer receives is contingent upon achievement of levels, as follows:

•	If threshold level of EPS performance is achieved, a named executive officer can receive 40% of the 70% portion of LTI compensation target.

•	If threshold level of ROE performance is achieved, a named executive officer can receive 40% of the 30% portion of LTI compensation target.

•	If target level of EPS performance is achieved, a named executive officer can receive 100% of the 70% portion of LTI compensation target.

•	If target level of ROE performance is achieved, a named executive officer can receive 100% of the 30% portion of LTI compensation target.

•	If maximum level is achieved, a named executive officer can receive up to 200% of his LTI compensation target.

The actual amount of performance-based LTI compensation awarded is commensurate with the EPS and ROE achievements and proportionate to the performance achieved between threshold level and maximum level. Due to the uncertain global economic conditions, the 2012 long term incentive target levels for performance-based restricted stock were not set and when established, will be based on a performance period that would qualify for tax deductibility under Code Section 162(m). The performance period will be considered at a future HR Committee meeting.

2008 Performance-Based Restricted Stock Grants

On May 5, 2008, the HR Committee met to consider and approve the long term performance-based grants. For performance above or below the performance target range the number of shares is increased or reduced respectively. Since the Company achieved the maximum level, management recommended to the HR Committee and the HR Committee approved granting awards that were two-times (200%) the performance-based LTI target. The HR Committee noted that because the maximum goals were achieved, the awards represented fair long term incentive compensation for the named executive officers. See the “Grants of Plan-Based Awards” table for awards granted in 2008. The calculation of the 2008 long term performance-based grant is set forth below:

			Over	%Target	% Earned	Payout%
	Actual	Target	Target	Earned	Over Target	per Metric
Earnings Per Share	$6.55	$3.82	$2.73	100%	95.29%	195.29%

Return on Equity	18.31%	11.30%	7.01%	100%	123.98%	223.98%

						Payout = 200%

In 2005, the HR Committee adopted a formula to determine the number of shares to be granted for the performance-based grants and time-based grants since the threshold, target, and maximum amounts are set as a percentage of base salary. The formula uses the one-year average stock price for the one-year period ended March 31 of the year of the grant to determine the number of shares of restricted stock to be awarded. For the performance-based grants and time-based grants made on May 5, 2008, the one-year average stock price of $35.44 per share was used for our named executive officers.

Total Compensation Target Levels

Total compensation target level is the sum of base salary, AIC target level, and LTI compensation target level. The results of the benchmarking study showed that the 2007 total compensation target levels were below the 50th percentile for each of the named executive officers. The HR Committee approved changes to compensation as previously disclosed in this proxy statement for 2008. The result was that the total compensation target level for each of the named executive officers remained below the 50th percentile.

2009 Compensation

In March 2008, the HR Committee retained the services of Hewitt as its compensation consultant for the remainder of 2008.

The Board of Directors, upon the recommendation of the executives and the HR Committee, did not increase the base salaries for the named executive officers. This is the third year in a row that Mr. Wallace has recommended his base salary remain fixed. The HR Committee and the Board of Directors believe this action was appropriate in light of the uncertainty of the global economy.

The Board of Directors, upon the recommendation of the HR Committee, determined that commencing with the 2009 Annual Incentive Program, the EPIP performance goal and payout level will be eliminated.

Additionally, the Board of Directors, upon the recommendation of the HR Committee, did not increase the AIC levels for the named executive officers, other than Mr. McWhirter. The Board of Directors increased Mr. McWhirter’s AIC target to 75% (from 60%) and his AIC maximum to 150% (from 120%) in order to adjust his total target cash compensation closer to the 50th percentile. This adjustment resulted in his incentive target cash moving from 19% below the 50th percentile to 2% above the 50th percentile based on 2009 compensation market data. Additionally, the AIC target increase for Mr. McWhirter aligned his total target cash competitive position to 5% below the 50th percentile from 13% below based on 2009 compensation market data.

The HR Committee established the 2009 AIC measurement as Company EPS, setting threshold at $1.00 EPS and target at $1.80 EPS. This performance goal range reflects the appropriate potential challenges and opportunities associated with the Company’s 2009 budget. In addition, to encourage management to stretch for significant cash flow improvement versus the 2009 Free Cash Flow benchmark, an additional component, Free Cash Flow, will be included as an enhancement to the short term incentive plan to create a special emphasis on generating cash flow. For purposes of the performance goal, Free Cash Flow is defined as the net cash provided by operating activities, less the net cash required by investing activities, as reflected in the Company’s audited financial statements to be reported in the Company’s 2009 Form 10-K. One-half of any amount above the 2009 Free Cash Flow benchmark of $281 million will be converted to fully diluted earnings per share amount and will result in an adjustment to incentive payout amounts contingent on the attainment of threshold EPS goal. The Company notes that the performance goals are part of the Company’s incentive program and do not correspond to any financial guidance that the Company has provided to the investment community for 2009 or that the Company will provide for future years and should not be considered as statements of the Company’s expectations or estimates. See the “Grants of Plan-Based Awards Table” for information on future possible payments to the named executive officers.

With respect to LTI, Hewitt’s study concluded that, while total target compensation for the named executive officers is generally within a competitive range, overall LTI targets for the named executive officers are below the market median. Hewitt recommended that the mix of pay between target cash compensation and long term compensation should be rebalanced. To rebalance the mix in pay, the Board of Directors increased the LTI target percentage for Mr. Wallace from 275% to 300%, from 150% to 175% for Messrs. McWhirter, Stiles, and Menzies and from 100% to 125% for Mr. Rice. The LTI target adjustments will not take effect until 2012 due to the Company’s method of calculating performance-based long term incentives to comply with the provisions of Section 162(m) of the Code.

Internal Equity Regarding CEO Compensation

The HR Committee follows the same processes and methods disclosed herein in establishing the compensation for all other named executive officers as it does in recommending to the independent directors the compensation package for Mr. Wallace. As noted previously, his position as Chairman of the Board, Chief Executive Officer, and President is compared to other executives in comparable positions in the comparator group and surveys previously disclosed in this proxy statement. Since as the Chairman, Chief Executive Officer, and President of the Company, he has a unique and greater set of responsibilities as compared to the other named executive officers, including having the ultimate responsibility for the overall success of the Company, the Board of Directors does not consider his compensation to be comparable to the compensation of the other named executive officers.

Recoupment on Restatement

The Board of Directors has adopted a Company policy that allows payouts to be ratably recouped under annual and/or long term incentive plans if the financial statements on which they are based are subsequently required to be restated as a result of errors, omissions, fraud or other misconduct. The policy provides discretion to the HR Committee to make such determinations while providing a framework to guide their decisions.

Post-employment Benefits

The Company’s retirement, savings, and deferred compensation plans are designed to provide some assurance that executives are financially prepared to transition from active employment. The HR Committee believes that these plans assist in recruiting and retaining senior executives. Each of the plans is discussed in the “Compensation of Executives” section of this proxy statement. The Company’s retirement, savings, and deferred compensation plans consist of the following:

•	Trinity Industries, Inc. Standard Pension Plan (the “Standard Pension Plan”) — a funded, tax qualified, non-contributory defined benefit pension plan that covers certain of our employees, including the named executive officers. Earnings are capped by the Code for those defined as “highly compensated employees.”

On February 13, 2009, the Board amended the Standard Pension Plan. This amendment is designed to reduce future pension costs and provides that, effective March 31, 2009, all future benefit accruals under the Standard Pension Plan automatically ceased for all participants, and the accrued benefits under the Standard Pension Plan were determined and frozen as of that date. The amendment to the Standard Pension Plan does not affect other benefits earned by participants prior to March 31, 2009.

•	Trinity Industries, Inc. Supplemental Retirement Plan (the “Supplemental Retirement Plan”) — a non-qualified plan that provides annual retirement benefits that are not provided under the Standard Pension Plan because of Code limitations. Several years ago the Board of Directors made the decision to discontinue adding executives to this plan. Mr. Wallace was a participant at the time and was grandfathered. As a result, Mr. Wallace is the only named executive officer that participates in the Supplemental Retirement Plan.

On February 13, 2009, the Board amended the Supplemental Retirement Plan designed to reduce future retirement plan costs. This amendment provides that all future benefit accruals under the Supplemental Retirement Plan automatically ceased effective March 31, 2009 and the accrued benefits under the Supplemental Retirement Plan were determined and frozen as of that date including Mr. Wallace’s benefits.

•	Trinity Industries, Inc. Profit Sharing 401(k) Plan (the “401(k) Plan”) — a voluntary, tax qualified, defined contribution plan that covers most of our employees, including the named executive officers, that includes a Company match for a portion of the employee’s contribution.

On February 13, 2009, the Board, in connection with its decision to freeze the Standard Pension Plan, amended the 401(k) Plan effective commencing with the 2009 Plan year to (i) allow the participants in the Standard Pension Plan to participate in the enhanced portion of the 401(k) Plan which provides for potential annual contributions by the Company to the participating employee’s account of up to an additional 3% of an employee’s base pay (subject to the Code limit for 401(k) plans ($245,000 in 2009)) depending upon years of service (the “Annual Retirement Contribution”) and (ii) require Board approval for the Company to make the 401(k) Company match and the Annual Retirement Contribution.

•	Trinity Industries, Inc. Supplemental Profit Sharing Plan (the “Supplemental Plan”) — a supplemental deferred profit sharing plan for highly compensated employees that allows them to defer a portion of their base pay and annual incentive and includes a Company match for a portion of their contribution.

•	2005 Deferred Compensation Plan and Agreement (the “Deferred Compensation Plan”) — a plan to encourage the retention of strategically important executives focused on continuous improvement and growth of the Company and in recognition of their contribution to the Company and in the case of Messrs. McWhirter, Stiles, Menzies, and Rice to provide benefits on retirement in lieu of participation in the Supplemental Retirement Plan. Mr. Rice was added to the plan in 2008.

Change in Control Agreements

The Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company’s management to their assigned duties without distraction in potential circumstances arising from the possibility of a change in control of the Company. Accordingly, the Company has entered into a change in control agreement with each of the named executive officers that provides for certain vesting upon a change in control and the payment of certain compensation if the named executive officer’s employment with the Company is terminated under one of the circumstances described in the agreement in connection with a change in control of the Company (as defined in the agreement). We consider the compensation that would be payable under the agreement upon termination following a change in control to be appropriate in light of the unique mix of the industries we are engaged in, the limited number of companies in many of those industries, and the uncertain length of time necessary to find new employment. The level of payments and benefits provided under the change in control agreements were considered appropriate. These benefits are recognized as part of the overall compensation package and are reviewed periodically, but are not specifically considered by the HR Committee when making changes in base salary, AIC, or LTI compensation. During 2008, the HR Committee reviewed the change in control severance benefits of the named executive officers in connection with a more comprehensive review of the overall change in control severance policy in general and made modifications to comply with Section 409A of the Code. The change in control severance benefits are discussed in the Executive Compensation section under “Potential Payments Upon Termination or Change in Control.” The Company does not have severance agreements with named executive officers other than in connection with the change in control agreements.

Welfare Benefits

The Company-supported medical plan, life insurance and long term disability plan, and employee-paid dental, cancer-specific insurance, and optional life insurance are substantially similar for the named executive officers as for all full-time employees.

Limitation on Deductibility of Executive Compensation

For a publicly held corporation, Section 162(m) of the Code limits the federal income tax deduction for the compensation of certain executive officers that exceeds $1 million per year. “Performance-based” compensation is not subject to the limitations on deductibility and the HR Committee strives to structure compensation so as to qualify for deductibility. The HR Committee will continue to monitor future deductibility options. However, the HR Committee may authorize compensation that may not be deductible when it deems doing so to be in the best interest of the Company and its stockholders.

Stock Ownership Guidelines

Stock ownership guidelines have been adopted that require the CEO to maintain ownership of Company stock valued at five times base salary, the other named executive officers at three times base salary, and the Board of Directors at three times annual retainer. Stock ownership is defined as stock owned without restrictions; restricted shares that vest at retirement; shares or share equivalents held in a qualified or non-qualified profit sharing plan; shares or units granted on which restrictions remain; and equivalent shares determined from vested, in-the-money stock options. The named executive officers and the directors are all in compliance with the guidelines.

Conclusion

The HR Committee believes the executive officer compensation program provides appropriate incentives to executive officers to achieve strong financial performance and aligns with stockholder interests. The compensation philosophy and programs outlined above continue to direct the efforts of our executive officers in driving the Company’s future growth and success.

Human Resources Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and based on such review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Human Resources Committee

Ronald W. Haddock, Chairman
Leldon E. Echols
Ronald J. Gafford
Jess T. Hay
Diana S. Natalicio

Compensation of Executives

Summary Compensation Table

The following table and accompanying narrative disclosure should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives of the Company’s executive compensation program.

The “Summary Compensation Table” below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2008, 2007, and 2006.

Summary Compensation Table

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Timothy R. Wallace	2008	$950,000	$4,096,782	$290,105	$1,671,136	$1,077,123	$452,718	$8,537,864
Chairman, Chief Executive	2007	950,000	3,800,846	399,457	2,141,818	732,431	520,537	8,545,089
Officer, and President	2006	950,000	2,378,140	399,457	2,343,365	840,175	521,742	7,432,879

William A. McWhirter	2008	425,000	858,340	57,097	498,409	33,512	149,637	2,021,995
Senior Vice President and	2007	425,000	840,133	74,344	703,182	3,914	169,056	2,215,629
Chief Financial Officer	2006	370,000	528,583	74,344	616,679	8,606	143,707	1,741,919

Mark W. Stiles	2008	520,000	984,504	96,126	609,818	66,181	176,148	2,452,777
Senior Vice President	2007	520,000	1,022,833	113,951	860,364	24,339	200,144	2,741,631
and Group President	2006	490,000	678,950	113,951	816,683	26,655	189,027	2,315,266

D. Stephen Menzies	2008	520,000	878,980	61,909	609,818	29,562	250,177	2,350,446
Senior Vice President	2007	520,000	900,756	89,095	860,364	13,895	273,572	2,657,682
and Group President	2006	482,500	530,055	89,095	804,183	12,109	218,548	2,136,490

S. Theis Rice	2008	365,000	375,006	27,182	313,154	45,000	108,467	1,233,809
Vice President and	2007	350,000	413,540	30,414	465,341	14,000	38,950	1,312,245
Chief Legal Officer	2006	300,000	239,911	30,414	440,010	19,000	33,435	1,062,770

(1)	For Messrs. Wallace, McWhirter, and Stiles, $41,800; $18,700; and $11,440, respectively, of the above amount was deferred pursuant to the Supplemental Plan and also is reported in the “Nonqualified Deferred Compensation Table.”

(2)	Stock and option awards are the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123R and include awards granted in prior periods. Our policy and assumptions made in the valuation of share-based payments are contained in Note 17 of Item 8 of the Annual Report on Form 10-K for the year-ended December 31, 2008.

(3)	Non-equity incentive plan compensation represents cash awards earned during 2008 under the 2008 Annual Incentive Program based on goal achievements. For Mr. Wallace $83,557 and for Mr. Stiles $12,196 of the above amount was deferred pursuant to the Supplemental Plan and is also reported in the “Nonqualified Deferred Compensation Table.”

(4)	This column represents both changes in pension value for the named executive officers, as well as above market earnings on deferred compensation. For Mr. Wallace, $1,050,000 of this column represents the aggregate change in pension values during 2008 fiscal year under the Standard Pension Plan and the Supplemental Retirement Plan, and $27,123 represents Mr. Wallace’s above market earnings on nonqualified deferred compensation under the Company’s Deferred Compensation Plan. For Messrs. McWhirter, Stiles, Menzies, and Rice, the change in pension values were $25,000; $55,000; $19,000; and $45,000, respectively, and the above market earnings on nonqualified deferred compensation under the Deferred Compensation Plan were $8,512; $11,181; $10,562; and $0, respectively. Mr. Wallace’s change in pension plan reflects a correction of the calculation of the 2006 and 2007 change in pension plan data due to a miscalculation of pensionable wages under the Supplemental Retirement Plan in 2006.

(5)	The following table is a breakdown of all other compensation included in the “Summary Compensation Table” for the named executive officers:

All Other Compensation

				Company
			Perquisites	Contributions
		Executive	and Other	to Defined	Deferred	Total All
		Perquisite	Personal	Contribution	Compensation	Other
Name	Year	Plan(1)	Benefits(2)	Plans(3)	Plan(4)	Compensation
Timothy R. Wallace	2008	$95,000	$—	$95,604	$262,114	$452,718

	2007	95,000	32,483	83,872	309,182	520,537

	2006	95,000	19,301	78,104	329,337	521,742

William A. McWhirter	2008	42,500	—	14,796	92,341	149,637

	2007	42,500	—	13,738	112,818	169,056

	2006	37,000	—	8,039	98,668	143,707

Mark W. Stiles	2008	52,000	—	11,166	112,982	176,148

	2007	52,000	—	10,108	138,036	200,144

	2006	49,000	—	9,359	130,668	189,027

D. Stephen Menzies	2008	52,000	78,295	6,900	112,982	250,177

	2007	52,000	42,251	41,285	138,036	273,572

	2006	48,250	37,661	3,969	128,668	218,548

S. Theis Rice	2008	36,500	—	4,152	67,815	108,467

	2007	35,000	—	3,950	—	38,950

	2006	30,000	—	3,435	—	33,435

(1)	Represents the amounts payable pursuant to the Executive Perquisites Plan for the annual perquisite allowance.

(2)	For 2008 for Mr. Menzies includes $67,001 for reimbursement of commuting expenses including the gross up for federal taxes of $24,422, $10,354 for personal use of the Company’s aircraft, and the remainder is for automobile maintenance service and incidental items received in connection with attendance at a Board of Directors meeting. Mr. Menzies’s commuting expenses in 2008 and 2009 are subject to reimbursement by the Company up to $50,000 per year and a gross up for federal taxes. After 2009, the Company will not provide any reimbursement to Mr. Menzies for commuting expenses. The amounts reported for personal use of Company aircraft represent the incremental cost of providing the benefit and include the cost of fuel, catering, landing fees, flight crew expenses, “dead head” costs of flying aircraft to and from locations for personal use, and the dollar value of the lost tax deductions for expenses that exceed the amounts reported as income for the named executive officers.

(3)	Represents the Company’s matching amounts under the Company’s 401(k) Plan for 2008 for Messrs. Wallace $5,446; McWhirter $5,446; Stiles $5,446; Menzies $6,900; and Rice $4,152 and under the Company’s Supplemental Plan for 2008 for Messrs. Wallace $90,158; McWhirter $9,350; and Stiles $5,720.

(4)	Represents an amount equal to 10% of the salaries and annual incentive compensation set aside pursuant to the Deferred Compensation Plan. These amounts also are included in the “Nonqualified Deferred Compensation Table.” The Deferred Compensation Plan is discussed following that table.

Grants of Plan-Based Awards

The following table summarizes the 2008 grants of equity and non-equity plan-based awards for the named executive officers and the 2009 grants of non-equity plan-based awards for the named executive officers.

Grants of Plan-Based Awards Table

								All Other	All Other
		Estimated Possible Payouts and			Estimated Future Payouts			Stock Awards	Option Awards		Grant Date
		Future Payouts Under			Under Equity Incentive			Number of	Number of	Exercise or	Fair Value
		Non-Equity Incentive Plan Awards(2)			Plan Awards(3)			Shares of	Securities	Base Price	of Stock
								Stock or	Underlying	of Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards	Options	Awards	Awards
Name	Date(1)	($)	($)	($)	($)	($)	($)	($)(4)	($)	($)	($)(5)
Timothy R. Wallace
2008 Annual Incentive Plan		$427,500	$855,000	$2,280,000

2008 Equity Awards	05/05/08					88,500		—			$2,918,730

2008 Equity Awards	12/10/08								85,000	$16.24	395,055

2009 Annual Incentive Plan		513,000	855,000	1,710,000

2011 Equity Awards					$783,750	$1,959,375	$3,918,750				$3,918,750

William A. McWhirter
2008 Annual Incentive Plan		127,500	255,000	765,000

2008 Equity Awards	01/14/08							15,000			371,250

2008 Equity Awards	05/05/08					18,800		2,800			712,368

2008 Equity Awards	12/10/08								40,000	16.24	185,908

2009 Annual Incentive Plan		191,250	318,750	637,500

2011 Equity Awards					$191,250	$478,125	$956,250				$956,250

Mark W. Stiles
2008 Annual Incentive Plan		156,000	312,000	936,000

2008 Equity Awards	05/05/08					24,900		1,500			870,672

2008 Equity Awards	12/10/08								45,000	16.24	209,147

2009 Annual Incentive Plan		187,200	312,000	624,000

2011 Equity Awards					$234,000	$585,000	$1,170,000				$1,170,000

D. Stephen Menzies
2008 Annual Incentive Plan		156,000	312,000	936,000

2008 Equity Awards	05/05/08					21,300		5,100			870,672

2008 Equity Awards	12/10/08								45,000	16.24	209,147

2009 Annual Incentive Plan		187,200	312,000	624,000

2011 Equity Awards					$234,000	$585,000	$1,170,000				$1,170,000

S. Theis Rice
2008 Annual Incentive Plan		91,250	182,500	538,375

2008 Equity Awards	05/05/08					10,200					336,396

2008 Equity Awards	12/10/08								25,000	16.24	116,193

2009 Annual Incentive Plan		95,813	182,500	319,375

2011 Equity Awards					$109,500	$273,750	$547,500				$547,500

(1)	The grant date of all stock and option awards is the date of the HR Committee meeting or Board meeting at which such award was approved.

(2)	Represents the potential amounts payable in 2009 under the 2008 Annual Incentive Program for attainment of performance goals and potential amounts payable in 2010 under the 2009 Annual Incentive Program for attainment of performance goals. For 2008, maximum represents the EPIP level as described under “Compensation Discussion and Analysis — Establishing Annual Incentive Payout Levels.” There is no EPIP level for 2009.

(3)	For 2008 equity awards, represents the number of performance-based restricted shares that were awarded in May 2008 to each of the named executive officers as performance-based awards based on achieving financial performance for 2006 and 2007 above the maximum level. These shares vest as discussed below. For 2011, represents the threshold, target, and maximum value of performance-based shares that could be awarded in 2011 if threshold, target, or maximum financial performance goals are achieved for the cumulative performance period 2008-2010. The actual number of shares to be issued in 2011 will be based on the value of the award to be granted in 2011 divided by the one-year average stock price for the period ended March 31, 2011.

(4)	In January 2008, upon the successful completion of Mr. McWhirter’s third year as the Company’s CFO, the HR Committee made a special award of 15,000 restricted shares. These shares vest on the earlier of (i) age 65, (ii) when Mr. McWhirter’s age plus years of service equal 80, (iii) death, disability, or change in control or (iv) consent of the HR Committee after three years from the date of the grant. The HR Committee granted the shares to increase Mr. McWhirter’s equity ownership and to recognize his contributions to the Company during his third year as CFO. The restricted stock granted in May 2008 to Messrs. McWhirter, Stiles, and Menzies in the amounts of 2,800, 1,500, and 5,100 shares, respectively were granted as time-based awards and vest as described below.

(5)	The grant date fair value of the stock and option awards is calculated in accordance with SFAS 123R, except as it relates to the 2011 equity awards which have been included at the maximum potential value.

Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table

The stock awards and the option awards described in the “Summary Compensation Table” are the dollar amounts reflected in our financial statements for 2006, 2007, and 2008 and include awards made in prior periods.

The stock awards in May 2008 to the named executive officers were grants of restricted stock pursuant to our Stock Option and Incentive Plan that vest in five equal annual installments beginning on May 15th following the first anniversary of the grant or earlier upon death, disability, or a change in control or consent of the HR Committee after three years from the date of grant. The awards are forfeited if termination of employment occurs prior to vesting. The performance-based restricted stock awards were made as long term compensation based on aggregate achievement of the Company’s 2006 and 2007 financial performance of diluted earnings per share of $2.90 and $3.65 respectively and return on equity of 17.84% and 18.77% respectively as well as the HR Committee’s evaluation of each executive’s overall performance during 2007.

The non-equity incentive plan awards for 2008 to the named executive officers were pursuant to our 2008 Annual Incentive Program and represented performance goal achievement based on the Company’s 2008 EPS of $3.59.

The estimates for future payouts under the 2009 Annual Incentive Program represent potential payments of annual incentive compensation for 2009. The HR Committee established the annual incentive performance goals for 2009 based on earnings per share. To achieve target, the Company must earn EPS of $1.80 for 2009.

The Company has an Executive Perquisite Plan that in 2008 provided to the named executive officers an allowance of 10% of base pay in lieu of providing company furnished vehicles, club memberships, and similar perquisites. Other than being required to use $6,000 of the perquisite allowance to maintain a four-door sedan, including insurance and other maintenance, and to forego reimbursement for the first 10,000 business miles annually, the perquisite allowance is to be used at the discretion of the executive for perquisite type expenses. It is intended that the perquisite allowance will eliminate charges to the Company for personal benefits for the executives that are not provided to Company employees generally other than occasional de minimis items such as the use of Company tickets to entertainment events or expenses related to spousal travel. The perquisite allowance is not intended to cover personal use of the Company’s aircraft or commuting or relocation expenses. For security purposes, the Board requires the CEO to use the Company aircraft for personal travel, and the value attributed to such personal use is calculated using the aggregate incremental cost method set forth in Note (2) to “All Other Compensation.” During 2008, Mr. Wallace did not have personal travel which required the use of the Company-owned aircraft. The Company has been paying commuting expenses for Mr. Menzies between Chicago, Illinois and Dallas, Texas. Mr. Menzies’s commuting expenses in 2008 and 2009 are subject to reimbursement by the Company up to $50,000 per year and a gross up for federal taxes. After 2009, the Company will not provide any reimbursement to Mr. Menzies for commuting expenses.

The Company has a 401(k) plan that permits employees to elect to set aside up to 14% of their compensation (subject to the maximum limit on the amount of compensation permitted by the Code to be deferred for this purpose) in a trust to pay future retirement benefits. Depending upon years of service, the Company may match up to 50% of no more than 6% of the employee’s compensation set aside for this purpose. For employees who participate in the enhancement to the 401(k) plan, the Company contributes up to an additional 3% of the employee’s base pay (subject to the maximum limit permitted by the Code) depending upon years of service to the account of employees participating in the enhanced portion of the 401(k) plan as an Annual Retirement Contribution. No named executive officers participated in the enhanced portion of the 401(k) plan during 2008. As a result of the amendment to the Standard Pension Plan adopted on February 13, 2009, the named executive officers’ accrued benefits were frozen and no future benefits will accrue under the Standard Pension Plan. Therefore, commencing with the 401(k) plan’s 2009 plan year, all of the named executive officers will be eligible to participate in the enhanced portion of the 401(k) plan. Matching contributions under the Supplemental Plan are discussed under “Nonqualified Deferred Compensation.”

The change in pension value for Mr. Wallace is primarily a result of an increase in the five year average compensation under the Supplemental Retirement Plan created by elimination of a year of low annual incentive compensation during a down cycle period.

Base salary, the executive perquisite allowance, and annual incentive compensation in 2008 represented from 35% to 65% of the named executive officers’ total compensation as reflected in the “Summary Compensation Table.”

Outstanding Equity Awards at Year-End

The following table summarizes as of December 31, 2008, for each named executive officer, the number of unexercised options and the number of shares of unvested restricted stock. The market value of the stock awards was based on the closing price of the common stock as of December 31, 2008, which was $15.76.

Outstanding Equity Awards at Fiscal Year-End Table

		Option Awards			Stock Awards
								Equity
								Incentive
							Equity	Plan Awards:
							Incentive	Market or
							Plan Awards:	Payout
	Number of	Number of				Market	Number of	Value of
	Securities	Securities			Number of	Value of	Unearned	Unearned
	Underlying	Underlying			Shares or	Shares or	Shares, Units	Shares, Units
	Unexercised	Unexercised			Units of	Units of	or Other	or Other
	Options	Options	Option		Stock That	Stock That	Rights That	Rights That
	(#)	(#)	Exercise	Option	Have Not	Have Not	Have Not	Have Not
			Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable(1)	($)	Date	(#)(2)	($)	($)	($)
Timothy R. Wallace	—	20,550	18.94	05/10/14	475,282	$7,490,444	$783,750 (3)	$783,750 (3)

	—	17,700	17.94	05/09/15			783,750 (4)	783,750 (4)

	—	85,000	16.24	12/10/18

William A. McWhirter	—	4,500	18.94	05/10/14	161,658	2,547,730	191,250 (3)	191,250 (3)

	—	7,200	17.94	05/09/15			191,250 (4)	191,250 (4)

	—	40,000	16.24	12/10/18

Mark W. Stiles	1,377	—	11.33	05/29/13	168,650	2,657,924	234,000 (3)	234,000 (3)

	5,610	5,610	18.94	05/10/14			234,000 (4)	234,000 (4)

	5,055	10,110	17.94	05/09/15

	—	45,000	16.24	12/10/18

D. Stephen Menzies	—	4,680	18.94	05/10/14	132,900	2,094,504	234,000 (3)	234,000 (3)

	—	8,610	17.94	05/09/15			234,000 (4)	234,000 (4)

	—	45,000	16.24	12/10/18

S. Theis Rice	6,000	—	11.33	05/29/13	64,491	1,016,378	105,000 (3)	105,000 (3)

	3,300	1,650	18.94	05/10/14			109,500 (4)	109,500 (4)

	4,080	4,080	17.94	05/09/15

	—	25,000	16.24	12/10/18

(1)	The following table provides the vesting date of the unvested stock options.

	Timothy R.	William A.	Mark W.	D. Stephen	S. Theis
Vesting Date	Wallace	McWhirter	Stiles	Menzies	Rice
05/09/09	8,850	3,600	5,055	4,305	2,040

05/10/09	20,550	4,500	5,610	4,680	1,650

05/09/10	8,850	3,600	5,055	4,305	2,040

05/15/12	85,000	40,000	45,000	45,000	25,000

(2)	The following table provides the vesting date of unvested stock awards.

	Timothy R.	William A.	Mark W.	D. Stephen	S. Theis
Vesting Date	Wallace(a)	McWhirter	Stiles	Menzies	Rice
05/09/09	15,094	9,625	13,500	11,500	5,475

05/15/09	38,700	9,820	10,780	10,780	4,440

05/29/09	27,804	4,500	8,000	6,500	2,300

05/11/10	33,046	9,000	14,250	12,350	4,250

05/15/10	41,500	10,987	13,180	13,180	5,273

05/09/11	15,094	9,625	13,500	11,500	5,475

05/15/11	38,700	9,820	10,780	10,780	4,440

05/29/11	27,804	4,500	8,000	6,500	2,300

05/11/12	33,046	9,000	14,250	12,350	4,250

05/15/12	41,500	10,986	13,180	13,180	5,273

05/09/13	15,094	9,625	13,500	11,500	5,475

05/15/13	17,700	4,320	5,280	5,280	2,040

Restricted Shares(b)	130,200	59,850	30,450	7,500	13,500

(a)	On December 30, 2008, Mr. Wallace turned 55 years old and, as a result, met the definition of “early retirement” on December 31, 2008 with respect to 262,750 shares and on January 1 and January 2, 2009, with respect to 88,200 shares. In accordance with the Code, personal income tax associated with the lapse of substantial risk of forfeiture of those shares must be satisfied currently even though the shares have not vested. The terms of the Company’s 2004 Stock Option and Incentive Plan, as amended (the “Plan”), provide that any participant under the Plan who is subject to Section 16 of the Securities Exchange Act of 1934 is required to satisfy his or her tax withholding obligation pursuant to the share retention method. As a result, Mr. Wallace has satisfied his tax withholding obligation by surrendering shares to the Company based on the appropriate federal income tax and payroll tax rates currently applicable. The unvested shares in the table above have been adjusted for the 95,768 shares surrendered December 31, 2008. Additionally, Mr. Wallace surrendered 8,672 shares on January 1, 2009 and 17,801 shares on January 2, 2009. The shares in the table above have not been adjusted for the shares surrendered in 2009.

(b)	Grants of restricted stock which will vest upon (i) retirement; (ii) when the executive officer’s age plus years of vested service equal 80; (iii) the earlier of death, disability or change in control; or (iv) consent of the HR Committee after three years from the date of grant.

(3)	Represents the threshold value of performance-based shares that could be awarded in 2010 if threshold financial performance goals are achieved for the cumulative performance period 2007 — 2009. The actual number of shares to be issued in 2010 will be based on the value of the award to be granted in 2010 divided by the one-year average stock price for the period ended March 31, 2010. Vesting of any performance-based shares issued in 2010 will be determined on or prior to the date of issue.

(4)	Represents the threshold value of performance-based shares that could be awarded in 2011 if threshold financial performance goals are achieved for the cumulative performance in 2008 — 2010. The actual number of shares to be issued in 2011 will be based on the value of the award to be granted in 2011 divided by the one-year average stock price for the period ended March 31, 2011. Vesting of any performance-based shares issued in 2011 will be determined on or prior to the date of issue.

Option Exercises and Stock Vested in 2008

The following table summarizes for the named executive officers in 2008 (i) the number of shares acquired upon exercise of stock options and the value realized and (ii) the number of shares acquired upon the vesting of restricted stock and restricted stock units and the value realized, each before payout of any applicable withholding tax.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized
	Exercise	Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
Timothy R. Wallace	139,740	$3,332,750	75,800	$2,632,940

William A. McWhirter	13,499	312,173	15,667	551,243

Mark W. Stiles	8,823	164,696	22,150	773,198

D. Stephen Menzies	25,485	662,015	20,250	709,605

S. Theis Rice	—	—	7,484	263,523

Pension Benefits

The following table summarizes the present value of the accumulated pension benefits of the named executive officers under the Standard Pension Plan and for Mr. Wallace the Supplemental Retirement Plan.

Pension Benefits Table

		Number	Present
		of Years	Value of
		Credited	Accumulated
		Service	Benefit
Name	Plan Name	(#)	($)(1)
Timothy R. Wallace	Trinity Industries, Inc. Standard Pension Plan	34	$373,000

	Trinity Industries, Inc. Supplemental Retirement Plan	34	4,690,000

William A. McWhirter	Trinity Industries, Inc. Standard Pension Plan	23	140,000

Mark W. Stiles	Trinity Industries, Inc. Standard Pension Plan	17	286,000

D. Stephen Menzies	Trinity Industries, Inc. Standard Pension Plan	7	72,000

S. Theis Rice	Trinity Industries, Inc. Standard Pension Plan	18	254,000

(1)	The present value of the accumulated benefit is calculated in accordance with SFAS 87. Refer to Note 13 of Item 8 of the Company’s Annual Report on Form 10-K for the year-ended December 31, 2008 for our policy and assumptions made in the valuation of this accumulated benefit.

The Standard Pension Plan is a noncontributory defined benefit retirement and death benefit plan. Funds are contributed periodically to a trust that invests the Company’s contributions and earnings thereon in order to pay the benefits to the participating employees. The plan provides for the payment of monthly retirement benefits determined under a calculation based on credited years of service and a participant’s highest compensation over five consecutive years in the last ten years of employment. Retirement benefits are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement. Mr. Wallace turned 55 on December 30, 2008, and, as a result, met the definition of “early retirement” on December 31, 2008. Mr. Wallace has not provided notice of intention to take early retirement. Covered compensation includes salary and non-equity incentive plan compensation as shown in the “Summary Compensation Table.” Other elements of compensation in the “Summary

Compensation Table” are not included in covered compensation. The normal monthly retirement benefit payable at age 65 is a life annuity with ten years guaranteed equal to 3/4 of 1% of average monthly compensation up to $800 plus 1% of average monthly compensation over $800 times the years of credited service. The plan also provides for the payment of a death benefit before retirement that is the greater of the lump sum value of the accrued benefit under the pension plan or one times base pay with less than 10 years of service and 2 1/2 times base pay with more than 10 years of service. All of the named executive officers participate in the Standard Pension Plan.

We have a Supplemental Retirement Plan that applies to Mr. Wallace. The Supplemental Retirement Plan provides that the amount of the annual retirement benefit under our Standard Pension Plan that is limited by reason of compliance with the Code is paid as a supplemental pension benefit. The benefit payment terms are the same as the terms of the Standard Pension Plan. The benefits are payable from the general assets of the Company. On February 13, 2009, the Board amended the Standard Pension Plan and the Supplemental Retirement Plan. These amendments do not affect the Standard Pension Plan or the Supplemental Retirement Plan for 2008. These amendments are discussed in the Compensation Discussion and Analysis section under “Post-employment Benefits.”

Nonqualified Deferred Compensation

The table below shows the contributions by the executives and the Company, the aggregate earnings on nonqualified deferred compensation in 2008 and the aggregate balance at year end under nonqualified deferred compensation plans of the Company.

Nonqualified Deferred Compensation Table

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Balance
	in Last Fiscal	in Last Fiscal	in Last Fiscal	at Last Fiscal
Name	Year(1)	Year(2)	Year(3)	Year End(1)(2)(3)(4)
Timothy R. Wallace	$125,357	$352,272	$(274,246)	$2,088,060

William A. McWhirter	18,700	101,691	(5,431)	519,306

Mark W. Stiles	23,636	118,702	4,655	624,980

D. Stephen Menzies	—	112,982	(28,136)	624,696

S. Theis Rice	—	67,815	—	67,815

(1)	Salary and incentive compensation deferrals to the Company’s Supplemental Plan. The amounts are also included in the “Summary Compensation Table” for 2008.

(2)	Includes an amount equal to ten percent of the salaries and incentive compensation set aside pursuant to the Deferred Compensation Plan for Messrs. Wallace $262,114; McWhirter $92,341; Stiles $112,982; Menzies $112,982; and Rice $67,815 and matching amounts under the Company’s Supplemental Plan for Messrs. Wallace $90,158; McWhirter $9,350; and Stiles $5,720. These amounts are also included in the “Summary Compensation Table” for 2008.

(3)	This column represents losses in the Supplemental Plan and earnings in the Deferred Compensation Plan. For Messrs. Wallace, McWhirter, Stiles, and Menzies, losses in the Supplemental Plan were $(356,331); $(31,193); $(29,188); and $(60,105), respectively. For Messrs. Wallace, McWhirter, Stiles, and Menzies, earnings in the Deferred Compensation Plan were $82,085; $25,762; $33,843; and $31,969, respectively. The amounts reported in this table for the Deferred Compensation Plan are inclusive of above market earnings included in the “Summary Compensation Table” above. See Note (4) to the “Summary Compensation Table.”

(4)	This column includes amounts in the “Summary Compensation Table” for (i) an amount equal to ten percent of the salaries and incentive compensation set aside pursuant to the Deferred Compensation Plan in 2006 for Messrs. Wallace $329,337; McWhirter $98,668; Stiles $130,668; and Menzies $128,668 and in 2007 for Messrs. Wallace $309,182; McWhirter $112,818; Stiles $138,036; and Menzies $138,036; (ii) matching amounts under the Company’s Supplemental Profit Sharing Plan in 2006 for Messrs. Wallace $74,135;

McWhirter $4,070; and Stiles $5,390 and in 2007 for Messrs. Wallace $79,484; McWhirter $9,350; Stiles $5,720; and Menzies $36,897; and (iii) salary and incentive deferrals to the Company’s Supplemental Profit Sharing Plan in 2006 for Messrs. Wallace $158,968; McWhirter $8,140; Stiles $10,780; and Menzies $80,418 and in 2007 for Messrs. Wallace $213,145; McWhirter $18,700; and Stiles $11,440.

Deferred Compensation Discussion

The Supplemental Plan was established for highly compensated employees who are limited as to the amount of deferrals allowed under the Company’s 401(k) plan. There is no limit on the percentage of salary or incentive pay that an executive may elect to defer into the Supplemental Plan. Participants must elect to defer salary prior to the beginning of the fiscal year and annual incentive pay prior to the beginning of the year to which the incentive payments relate. The first 6% of a participant’s base salary and bonus contributed to the Supplemental Plan, less any compensation matched under the 401(k) plan, may be matched from 25% to 50% by the Company based on years of service. The Company’s match vests 20% for each year of service up to 100% after five years. Participants may choose from several mutual fund like deemed investments.

If elected at the time of enrollment, participants may take an in-service distribution of deferrals three years after the end of the plan year in which the deferral was made. Amounts are paid out immediately on death or disability. Upon termination of employment, amounts in the Supplemental Plan are paid out beginning 6 months after termination of employment in lump sum or annual installments from one to 20 years according to election of the Participant.

Each named executive officer participates in the Deferred Compensation Plan which is an unfunded long term plan whereby an amount equal to 10% of salary and annual incentive compensation is set aside in an account on the books of the Company. The account is credited monthly with an interest rate equivalent as determined annually by the HR Committee (8 3/4% for 2006 and 7 3/4% for 2007 and 2008). The account is payable to the participant in a lump sum or annual installments from one to 20 years. Payments commence one year after termination and are subject to compliance with non-compete provisions for one year after termination and the participant must be available for consultation for one year after termination.

On February 13, 2009, the Board amended the 401(k) Plan. This amendment is discussed in the Compensation Discussion and Analysis section under “Post-employment Benefits.”

Potential Payments Upon Termination or Change in Control

Named executive officers that terminate voluntarily, involuntarily, by death or by disability have the same death and disability benefits that are available to the majority of salaried employees. While employed by us, salaried employees have a death benefit equal to the greater of their accrued benefit under the pension plan or one year of base salary for less than 10 years of service and 2 1/2 times base salary for over 10 years of service. Our long term disability plan provides salaried employees with a disability benefit after six months of disability of 60% of base salary up to a maximum of $12,000 a month while disabled and until normal retirement at age 65. Pension benefits payable at retirement are described under “Pension Benefits” and deferred compensation benefits that are payable on termination are described under “Deferred Compensation Discussion.”

Stock options and restricted stock held by the named executive officers have no acceleration of vesting upon voluntary or involuntary termination but vesting is accelerated on death, disability, and in some cases retirement. Pursuant to the terms of the Executive Severance Agreement described below, stock options, restricted stock, and benefits under the Supplemental Plan, Deferred Compensation Plan, and 401(k) Plan vest upon a change in control. The annual incentive compensation agreements also provide that in the event of a change in control, the named executive officers will be paid a proration of the target bonus for the year in which the change in control occurs as of the date of the change in control.

The following table provides the dollar value of (i) accelerated vesting of stock options and restricted stock and (ii) the payment of annual incentive compensation assuming each of the named executive officers had been terminated by death, disability or retirement on December 31, 2008, or a change in control occurred on December 31, 2008.

	Timothy R.	William A.	Mark W.	D. Stephen	S. Theis
	Wallace	McWhirter	Stiles	Menzies	Rice
Death
Stock Options	$—	$—	$6,096	$—	$26,560

Restricted Stock	7,490,444	2,547,730	2,657,924	2,094,504	1,016,378

Total	7,490,444	2,547,730	2,664,020	2,094,504	1,042,938

Disability
Stock Options	—	—	6,096	—	26,560

Restricted Stock	7,490,444	2,547,730	2,657,924	2,094,504	1,016,378

Total	7,490,444	2,547,730	2,664,020	2,094,504	1,042,938

Retirement
Stock Options	—	—	6,096	—	26,560

Restricted Stock	4,683,588	1,232,826	1,819,492	1,256,072	678,074

Total	4,683,588	1,232,826	1,825,588	1,256,072	704,634

Change in Control
Stock Options	—	—	6,096	—	26,560

Restricted Stock	7,490,444	2,547,730	2,657,924	2,094,504	1,016,378

Annual Incentive Compensation	855,000	255,000	312,000	312,000	182,500

Total	8,345,444	2,802,730	2,976,020	2,406,504	1,225,438

Each of the named executive officers has entered into an Executive Severance Agreement (the “Agreement”) with the Company. In addition to the acceleration of vesting upon a change in control as described above, the Agreement provides for compensation if the named executive officer’s employment is terminated under one of the circumstances described in the Agreement in connection with a “change in control” of the Company. A “change in control” is generally defined as (i) any other person or entity acquires beneficial ownership of 30% or more of our outstanding common stock or the combined voting power over our outstanding voting securities unless the transaction resulting in the person becoming the beneficial owner of 30% or more of the combined voting power is approved in advance by the Company’s Board; (ii) the incumbent directors cease for any reason to constitute at least a majority of the Board; (iii) the completion of certain corporate transactions including a reorganization, merger, statutory share exchange, consolidation or similar transaction, a sale or other disposition of all or substantially all of our assets, or the acquisition of assets or stock of another entity, subject to certain exceptions; or (iv) our shareowners approve a complete liquidation or dissolution of the Company. See “Change in Control Agreements” under Compensation Discussion and Analysis section.

The Agreements are for continuous two-year terms until terminated by the Company upon specified notice and continue for two years following a change in control. The Agreements provide that if there is a change in control of the Company and if the Company terminates the executive’s employment other than as a result of the executive’s death, disability or retirement, or for “cause,” or if the executive terminates his or her employment for “good reason,” then the Company will pay to such executive a lump sum equal to three times (i) the amount of the executive’s base salary, (ii) the annual perquisite allowance, and (iii) the higher of the average bonus earned over the previous three years or the target bonus for the fiscal year in which the change in control occurs.

“Cause” is generally defined as a participant’s (i) willful and continued failure to substantially perform his employment duties with the Company; (ii) misappropriation or embezzlement from the Company or any other act or acts of dishonesty by the participant constituting a felony that results in gain to the participant at the Company’s expense; (iii) conviction of the participant of a felony involving moral turpitude; or (iv) the refusal of the participant to accept offered employment after a change in control.

“Good reason” is generally defined as, following a change in control, (i) a material adverse change in a participant’s working conditions or responsibilities; (ii) assignment to the participant of duties inconsistent with the participant’s position, duties, and reporting responsibilities; (iii) a change in the participant’s titles or offices; (iv) a reduction in the participant’s annual base salary; (v) a material reduction in the participant’s benefits, in the aggregate, under the benefits plans, incentive plans, and securities plans; (vi) failure to provide a participant with the number of paid vacation days entitled at the time of a change in control; (vii) any material breach by the Company of the Agreement; (viii) any successor or assign of the Company fails to assume the Agreement; (ix) the relocation of the participant’s principal place of employment outside of Dallas County, Texas; (x) voluntary resignation by the participant, or termination of employment by reason of the participant’s death or disability, at any time during either a 90-day period beginning after a change in control or the 30-day period beginning on the 365th day after a change in control; or (xi) any purported termination not conducted pursuant to a notice of termination by the Company.

The severance benefits provided by the Agreements also include continuation of all medical, dental, vision, health, and life insurance benefits to which each executive would have been entitled if the executive had continued in the employment of the Company for 36 months after the executive’s termination, a lump sum equivalent to the amount of income tax payable due to the continuation of insurance benefits, and a lump sum equivalent to the value of an annuity payable at age 65 with 36 months of additional service without regard to limitations imposed by the Code, less the benefit actually accrued under the pension plan. Effective April 1, 2009, all future benefits under the Standard Pension Plan and the Supplemental Retirement Plan automatically ceased for all participants. Accordingly, the lump sum equivalent to the value of an annuity payable at age 65 is no longer applicable.

The Agreements further provide that if any payment to which the executive is entitled would be subject to the excise tax imposed by Section 4999 of the Code, then the Company will pay to the executive an additional amount so that the net amount retained by the executive is equal to the amount that otherwise would be payable to the executive if no such excise tax has been imposed. The Agreements were amended in September 2008 in order to comply with Section 409A of the Code and such amendments did not materially affect the scope or amount of benefits provided.

If each named executive officer’s employment had been terminated on December 31, 2008 under one of the circumstances described in the Agreement in connection with a change in control of the Company, the named executive officers would have received the following:

			Increase in
			Present
			Value of
	Cash	Continuation	Pension	Estimated
Name	Compensation(1)	of Benefits(2)	Benefits(3)	Gross-up(4)	Total
Timothy R. Wallace	$9,749,583	$450,526	$1,123,000	$—	$11,323,109

William A. McWhirter	3,247,206	450,526	936,000	2,249,826	6,883,558

Mark W. Stiles	4,129,396	450,526	2,114,000	2,440,481	9,134,403

D. Stephen Menzies	4,007,227	450,526	717,000	2,057,504	7,232,257

S. Theis Rice	2,496,890	450,526	1,051,000	1,670,299	5,668,715

(1)	Cash lump sum equal to three times base salary, perquisite allowance, and applicable bonus.

(2)	Estimated cost of continuation for 36 months of medical and life insurance benefits.

(3)	Cash lump sum payment for the increase in present value of pension benefits. Effective April 1, 2009, all future benefits under the Standard Pension Plan and the Supplemental Retirement Plan automatically ceased for all participants. Accordingly, the lump sum equivalent to the value of an annuity payable at age 65 is no longer applicable.

(4)	Estimated gross up of income, employment, and change in control excise taxes. The calculations for Mr. Wallace did not result in excise taxes under Code Section 280G; therefore, no gross-up payments would have been paid if his employment had been terminated on December 31, 2008.

Director Compensation

The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2008.

Director Compensation Table

			Change in
			Pension
			Value and
	Fees		Nonqualified
	Earned		Deferred
	or Paid	Stock	Compensation	All Other
	in Cash	Awards	Earnings	Compensation	Total
Name	($)(1)	($)(2)(3)	($)(4)	($)(5)	($)
John L. Adams	$74,500	$103,367	$2,113	$—	$179,980

Rhys J. Best	93,000	103,367	—	—	196,367

David W. Biegler	109,000	103,367	5,681	696	218,744

Leldon E. Echols	87,000	120,454	—	603	208,057

Ronald J. Gafford	80,000	103,367	18,000	2,442	203,809

Ronald W. Haddock	90,000	103,367	—	—	193,367

Jess T. Hay	98,500	103,367	—	2,500	204,367

Adrian Lajous	87,000	103,367	—	—	190,376

Diana S. Natalicio	73,000	103,367	—	9,268	185,635

(1)	Includes amounts deferred under the 2005 Deferred Plan for Director Fees.

(2)	Stock awards are for restricted stock units awarded in 2008 and the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123R. Our policy and assumptions made in the valuation of share-based payments are contained in Note 17 of Item 8 of the Company’s Form 10-K for the year-ended December 31, 2008. The SFAS 123R grant date fair value of the awards granted in 2008 was $93,070 for each director. The amount reported represents five months of amortization of the grant date fair value of the awards granted during 2007 and seven months of amortization of the grant date fair value of the awards granted during 2008 for Messrs. Adams, Best, Biegler, Gafford, Haddock, Hay, and Lajous and Dr. Natalicio. For Mr. Echols, the amount reported represents nine months of amortization of the grant date fair value of the awards granted during 2007 and seven months of amortization of the grant date fair value of the awards granted during 2008.

(3)	Messrs. Adams, Best, Biegler, Echols, Gafford, Haddock, Hay, and Lajous and Dr. Natalicio had restricted stock units totaling 5,505; 9,255; 10,755; 5,349; 10,755; 9,255; 10,755; 8,305; and 10,755, respectively, as of December 31, 2008. Messrs. Adams, Best, Biegler, Gafford, Haddock, and Hay and Dr. Natalicio had stock options totaling 81,528; 3,750; 37,500; 26,250; 3,750; 45,000; and 45,000, respectively, as of December 31, 2008.

(4)	In 2005, the Board of Directors made amendments to the Directors Retirement Plan (the “DRP”) that were designed to discontinue the DRP. Before the addition of the two new directors in 2005, the DRP was amended to exclude new directors, and in December 2005 it was amended to terminate the interest of each fully vested non-employee director as of December 15, 2005, and to make provision to terminate the interest of the remaining directors who were not fully vested. The basic benefit of the DRP before it was amended was a monthly payment for ten years upon retirement, disability or death equal to a percentage of the annual retainer in effect at termination of Board service. The percentage was based upon the number of years of service, starting with 50% after five years of service and increasing 10% for each year up to 100% after ten years. Mr. Gafford is the remaining participating director who was not fully vested on December 15, 2005. He will receive a payout of benefits to the extent vested on the earlier of retirement, death, a change of control as defined by Section 409A of the Code, or after ten years of service on the Board with payment calculated on the same basis as used for termination of the fully vested directors’ interest in the DRP, except that the date for calculation of the present value factor will be the date benefits are payable and not December 15, 2005. Includes for Messrs. Adams and Biegler the above market earnings from the interest rate equivalent under the 2005 Deferred Plan for Director Fees.

(5)	Includes dividend equivalents on stock units in director fee deferral plans. For Mr. Hay, includes a $2,500 matching contribution by the Company in his name pursuant to the Company’s Matching Gifts to Education Program. The maximum annual contribution that may be matched under that Program is $5,000 per individual.

Director Compensation Discussion

Each director of the Company who is not a compensated officer or employee of the Company receives cash compensation as follows:

•	Board member annual retainer of $50,000

•	Presiding Director — annual retainer of $5,000

•	Board meeting fee of $2,000 for each meeting attended

•	Audit Committee Chairman — annual retainer of $15,000

•	Member of the Audit Committee — $2,000 for each meeting attended

•	Human Resources Committee Chairman — annual retainer of $7,500

•	Chairman of other Board Committees — annual retainer of $5,000

•	Member of other Board Committees — $1,500 for each meeting attended

In addition, the Company shall pay a director a fee equal to $2,000 per day for ad hoc or special assignment work performed for or at the request of the Chairman, Chief Executive Officer, and President.

The Board has also established a cash equivalent value as a guide for annual equity compensation for directors of $100,000 and will use a 12 month average share price as the basis for future awards. In May 2008, each director who was not also an executive officer of the Company was granted 2,822 restricted stock units, with dividend equivalents, that are convertible into 2,822 shares of common stock upon departure from the Board.

Non-employee directors may elect, pursuant to a 2005 Deferred Plan for Director Fees, to defer the receipt of all or a specified portion of the fees to be paid to him or her. Deferred amounts are credited to an account on the books of the Company and treated as if invested either at an interest rate equivalent (7 3/4% in 2008 and 5% in 2009) or, at the director’s prior election, in units of the Company’s common stock at the closing price on the New York Stock Exchange on the first trading day of the quarter following the date that a payment is credited to the director’s account. Such stock units are credited with amounts equivalent to dividends paid on the Company’s common stock. Upon ceasing to serve as a director or a change in control, the value of the account will be paid to the director in annual installments not exceeding ten years according to the director’s prior election.

TRANSACTIONS WITH RELATED PERSONS

The Corporate Governance and Directors Nominating Committee has adopted a Policy and Procedures for the Review, Approval, and Ratification of Related Person Transactions. In accordance with the written policy, the Corporate Governance and Directors Nominating Committee, or the chair of such committee, as applicable, is responsible for the review, approval, and ratification of all transactions with related persons that are required to be disclosed under the rules of the SEC. Under the policy, a related person includes any of our directors, executive officers, certain stockholders, and any of their respective immediate family members. The policy applies to Related Person Transactions which are transactions in which the Company participates, a related person has a direct or indirect material interest, and the amount exceeds $120,000. Under the policy, the Chief Legal Officer (the “CLO”) will review potential transactions and in consultation with the CEO and CFO will assess whether the proposed transaction would be a Related Person Transaction. If the CLO determines the proposed transaction would be a Related Person Transaction, the proposed transaction is submitted to the Corporate Governance and Directors Nominating Committee, or the chair of such committee, as applicable, for review and consideration. In reviewing

Related Person Transactions, the Corporate Governance and Directors Nominating Committee, or the chair of such committee, as applicable, shall consider all relevant facts and circumstances available, including, but not limited to the following:

•	the benefits to the Company of the Related Person Transaction;

•	the impact of a director’s independence if the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer;

•	the availability of other sources for comparable products and services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or employees generally.

After reviewing such information, the Corporate Governance and Directors Nominating Committee, or the chair of such committee, as applicable, may approve the Related Person Transaction if the committee, or the chair of the committee, as applicable, concludes in good faith that the Related Person Transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders.

Under the policy, the HR Committee must approve hiring of immediate family members of executive officers or directors and any subsequent material changes in employment or compensation.

Employed family members of directors and executive officers with total compensation for 2008 in excess of $120,000 are as follows:

•	Mr. Patrick S. Wallace, brother of Timothy R. Wallace, is an officer of a subsidiary of the Company. His total compensation was $943,652 for 2008, which includes base salary; bonus; matching contributions to defined contribution plans; perquisite allowance; and the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123R.

•	Mr. W. Ray Wallace, father of Timothy R. Wallace, is the Former Chairman and CEO of Trinity Industries, Inc. and is currently employed by the Company to provide consultation to the CEO and the Board and also serves as an Advisory Director of the Company. His total compensation was $216,558 for 2008, which includes base salary; personal use of company aircraft; the dollar value of the lost tax deduction for expenses that exceeded the amount reported as income related to the personal use of the Company’s aircraft; director meeting fees associated with attendance as an Advisory Director; and out-of-pocket medical reimbursement. In connection with Mr. Wallace’s consulting role, the Company provides office space to Mr. Wallace.

•	Mr. Webb Spradley, son-in-law of Mr. Hay, is employed by the Company in a non-executive officer capacity. His total compensation was $309,241 for 2008, which includes base salary; bonus; matching contributions to a defined contribution plan; and the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123R.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table presents the beneficial ownership of our common stock as of March 20, 2009, except as noted for (i) each person beneficially owning more than 5% of the outstanding shares of our common stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder possesses sole voting and investment power with respect to its, his or her shares. The business address of each of our directors and executive officers is c/o Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas 75207-2401.

	Amount and Nature of
	Ownership of		Percent of
Name and Address	Common Stock(1)		Class
Directors:
John L. Adams	152,847		*

Rhys Best	25,505		*

David W. Biegler	50,655		*

Leldon E. Echols	5,349		*

Ronald J. Gafford	37,005		*

Ronald Haddock	25,222		*

Jess T. Hay	60,675		*

Adrian Lajous	8,305		*

Diana S. Natalicio	63,255		*

Named Executive Officers:
Timothy R. Wallace	1,100,911	(2)	1.4%

William A. McWhirter	202,050		*

Mark W. Stiles	240,671		*

D. Stephen Menzies	198,834		*

S. Theis Rice	111,977		*

All Directors and Executive Officers as a Group (21 persons):	2,512,771		3.2%

Other 5% Owners:
First Pacific Advisors, LLC	5,551,900	(3)	7.1%

Franklin Resources, Inc.	4,156,122	(4)	5.3%

The Vanguard Group, Inc.	4,227,586	(5)	5.4%

*	Less than one percent (1%)

(1)	Unless otherwise noted, all shares are owned directly, and the owner has the right to vote the shares, except for shares that officers and directors have the right to acquire through the exercise of stock options or through restricted stock units held as of March 20, 2009, or within 60 days thereafter, as follows: Adams 65,505; Best 13,005; Biegler 48,255; Echols 5,349; Gafford 37,005; Haddock 13,005; Hay 55,755; Lajous 8,305; McWhirter 8,100; Menzies 8,985; Natalicio 55,755; Rice 17,070; Stiles 22,707; Wallace 29,400; and all directors and executive officers as a group 426,701. Includes shares indirectly held through the Company’s 401(k) Plan as follows: Wallace 2,539; McWhirter 1,204; Rice 2,307; and all executive officers as a group 6,182 shares. Certain executive officers and directors maintain margin securities accounts, and the positions held in such margin accounts, which may from time to time include shares of Common Stock, are pledged as collateral security for the repayment of debit balances, if any, in the accounts. At March 20, 2009, one executive officer had 28,109 shares in a margin account with outstanding credit lines or loans and one director had 3,000 shares pledged on a revolving line of credit.

(2)	Includes 57,688 shares held indirectly by limited partnerships which Mr. Wallace controls.

(3)	First Pacific Advisors, LLC and its affiliates, 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064, reported to the SEC on an Amendment to Schedule 13G filed February 11, 2009, that First Pacific Advisors, LLC, in its capacity as investment adviser to its various clients, may be deemed to be the beneficial owner of 5,551,900 shares owned by such clients, as in its capacity as investment adviser it has the power to dispose, direct the disposition of, and vote the shares of the Company owned by its clients. First Pacific Advisors, LLC also stated that Robert L. Rodriguez and J. Richard Atwood are part-owners and managing members of First Pacific Advisors, LLC, and as controlling persons, they may be deemed to beneficially own 5,551,900 shares owned by First Pacific Advisors, LLC, and that First Pacific Advisors, LLC and its affiliates had shared voting power over 2,171,050 shares and shared dispositive power over all 5,551,900 shares.

(4)	Franklin Resources, Inc. and its affiliates, One Franklin Parkway, San Mateo, California 94403-1906, reported to the SEC on an Amendment to Schedule 13G filed February 9, 2009, that certain affiliates of Franklin Resources, Inc. have sole voting power over 4,050,300 shares and sole dispositive power over 4,103,000 shares. These shares are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. Related investment management contracts give these subsidiaries of Franklin Resources, Inc. all investment and/or voting power over these shares, so subsidiaries of Franklin Resources, Inc. may be deemed to be the beneficial owners of the shares. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of ten percent of the outstanding common stock of Franklin Resources, Inc., and thus may be deemed to be beneficial owners of shares held by persons and entities for whom or for which subsidiaries of Franklin Resources, Inc. provide investment management services.

(5)	The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, Pennsylvania 19355, reported to the SEC on an Amendment to Schedule 13G filed on February 13, 2009, that The Vanguard Group, Inc. has sole voting power over 38,019 shares and sole dispositive power over 4,227,586 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner and directs the voting of 38,019 shares as a result of its serving as investment manager of collective trust accounts.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors, and persons who own more than ten percent of the Company’s Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). These reports are also filed with the New York Stock Exchange, and a copy of each report is furnished to the Company.

Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To the Company’s knowledge, based on a review of reports furnished to it and written representations from reporting persons, each individual who was required to file such reports complied with the applicable filing requirements during 2008.

Stockholder Proposals for the 2010 Proxy Statement

Stockholders’ proposals to be presented at the 2010 Annual Meeting of Stockholders, for inclusion in the Company’s Proxy Statement and form of proxy relating to the meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Corporate Secretary of the Company, no later than December 2, 2009. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.

Director Nominations or Other Business for Presentation at the 2010 Annual Meeting

Under the Bylaws of the Company, certain procedures are provided which a stockholder must follow in order to place in nomination persons for election as directors at an annual meeting of stockholders or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to place in nomination persons for directors, and/or bring a proper subject of business before an annual meeting, must do so by a written notice timely received (on or before March 5, 2010, but no earlier than February 3, 2010, for the 2010 Annual Meeting) to the Corporate Secretary of the Company containing the name and address of the stockholder, the number of shares of the Company beneficially owned by the stockholder, and a representation that the stockholder intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each nominee and any other person or person(s) (including their names) pursuant to which the nomination(s) are to be made, such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board, and the consent of each nominee to serve. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director. Notice of an item of business shall include a brief description of the proposed business and any material interest of the stockholder in such business.

The Chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures. Copies of the Company’s Bylaws are available from the Secretary of the Company.

See “Corporate Governance and Directors Nominating Committee” for the process for stockholders to follow to suggest a director candidate to the Corporate Governance and Directors Nominating Committee for nomination by the Board.

Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission, including financial statements, was included with the Annual Report mailed to each stockholder. Stockholders may obtain without charge another copy of the Form 10-K, excluding certain exhibits, by writing to Paul M. Jolas, Deputy General Counsel and Corporate Secretary, Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas 75207.

OTHER BUSINESS

Management of the Company is not aware of other business to be presented for action at the Annual Meeting; however, if other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.

By Order of the Board of Directors

PAUL M. JOLAS
Deputy General Counsel
and Corporate Secretary

April 1, 2009

ANNUAL MEETING OF STOCKHOLDERS OF TRINITY INDUSTRIES, INC. May 4, 2009 PROXY VOTING INSTRUCTIONS INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any COMPANY NUMBER touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. ACCOUNT NUMBER Vote online/phone until 11:59 PM EDT the day before the meeting. MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON — You may vote your shares in person by attending the Annual Meeting. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.proxydocs.com/trn Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. —— —— 21030000000000000000 0 050409 THE DIRECTORS RECOMMEND VOTING “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of ten (10) Directors: 2. To approve ratification of the appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for fis-NOMINEES: cal year ending December 31, 2009. FOR ALL NOMINEES O John L. Adams O Rhys J. Best 3. In their discretion on such other matters as may properly come before the meeting. WITHHOLD AUTHORITY O David W. Biegler FOR ALL NOMINEES O Leldon E. Echols O Ronald J. Gafford FOR ALL EXCEPT O Ronald W. Haddock (See instructions below) O Jess T. Hay O Adrian Lajous O Diana S. Natalicio O Timothy R. Wallace INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

—. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . —— 0 TRINITY INDUSTRIES, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS — May 4, 2009 As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned hereby appoints Timothy R. Wallace, Jess T. Hay and Paul M. Jolas and each of them with full power of substitution, attorneys, agents and proxies (“agents”) of the undersigned to vote as directed on the reverse side the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Trinity Industries, Inc. to be held at its offices, 2525 Stemmons Freeway, Dallas, Texas 75207, on Monday, May 4, 2009 at 8:30 a.m. Central Daylight Time, and at any adjournment or adjournments thereof. If more than one of the above agents shall be present in person or by substitution at such meeting or at any adjournment thereof, the majority of said agents so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said agents, their substitutes, or any of them, may lawfully do by virtue hereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NAMED NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2. (Continued and to be signed on the reverse side) 14475

ANNUAL MEETING OF STOCKHOLDERS OF TRINITY INDUSTRIES, INC. May 4, 2009 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.proxydocs.com/trn Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. — —— 21030000000000000000 0 050409 THE DIRECTORS RECOMMEND VOTING “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of ten (10) Directors: 2. To approve ratification of the appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for NOMINEES: fiscal year ending December 31, 2009. FOR ALL NOMINEES O John L. Adams O Rhys J. Best 3. In their discretion on such other matters as may properly come before the meeting. WITHHOLD AUTHORITY O David W. Biegler FOR ALL NOMINEES O Leldon E. Echols O Ronald J. Gafford FOR ALL EXCEPT O Ronald W. Haddock (See instructions below) O Jess T. Hay O Adrian Lajous O Diana S. Natalicio O Timothy R. Wallace INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.